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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 1, 2011

Dear Shareholder,

        You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Charles River Laboratories International, Inc. to be held at 8:30 a.m. on Tuesday, May 10, 2011, at Charles River Laboratories International, Inc., 181 Ballardvale Street, Wilmington, MA 01887.

        At the Annual Meeting, ten persons will be elected to the Board of Directors. The Company will also seek shareholder approval of an amendment to the 2007 Incentive Plan to increase the number of shares available for issuance under the Plan by 3,364,000 shares. Also, the Company will hold two advisory votes—one on a resolution on executive compensation, and the other on how frequently we should hold that vote in the future. Finally, the Company will also ask shareholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2011. The Board of Directors recommends the approval of the proposals to elect the ten directors, to authorize the additional shares under our 2007 Incentive Plan, the advisory vote on executive compensation and to ratify the selection of PricewaterhouseCoopers, and the Board of Directors recommends that shareholders vote in favor of holding an advisory vote on executive compensation on an annual basis. Such other business will be transacted as may properly come before the Annual Meeting.

        Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, we urge you to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                      Sincerely,

                      James C. Foster
                       Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 10, 2011.

        This Proxy Statement and our Annual Report to Shareholders are available at
www.criver.com/annual2011.

        In addition, our Annual Report on Form 10-K for fiscal year 2010 can be found at the same website.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on May 10, 2011

To the Shareholders of
Charles River Laboratories International, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Charles River Laboratories International, Inc., a Delaware corporation (the Company), will be held on Tuesday, May 10, 2011, at Charles River Laboratories International, Inc., 181 Ballardvale Street, Wilmington, MA 01887, at 8:30 a.m., for the following purposes:

  1.
  To elect the ten persons named in this proxy statement as members to the Board of Directors to hold office until the next Annual Meeting of Shareholders.

  2.
  To approve an amendment to the Company's 2007 Incentive Plan to increase the number of shares of Common Stock for issuance thereunder from 8,800,000 to 12,164,000.

  3.
  To approve an advisory resolution on executive compensation.

  4.
  To hold an advisory vote on the frequency of future advisory votes on executive compensation.

  5.
  To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

  6.
  To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

        The Board of Directors has fixed the close of business on March 18, 2011 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

        All shareholders are cordially invited to attend the Annual Meeting. Attendance at the Annual Meeting will be limited to shareholders and those holding proxies from shareholders.

By Order of the Board of Directors

David P. Johst Corporate Secretary

April 1, 2011

Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
251 Ballardvale Street
Wilmington, MA 01887
(781) 222-6000

PROXY STATEMENT
For Annual Meeting of Shareholders
To be Held May 10, 2011

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Charles River Laboratories International, Inc., a Delaware corporation (the Company or Charles River), of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders to be held at Charles River Laboratories International, Inc., 181 Ballardvale Street, Wilmington, MA 01887 on Tuesday, May 10, 2011, at 8:30 a.m., and any adjournments thereof (the Meeting). The Notice of Meeting, this Proxy Statement, the enclosed proxy and the Company's Annual Report to Shareholders for the year ended December 25, 2010 are being mailed to shareholders on or about April 1, 2011. Copies of these documents may also be obtained free of charge through our website at www.criver.com/annual2011.

        When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Meeting in accordance with the directions noted thereon. If no direction is indicated on the proxy, the shares represented thereby will be voted (1) "FOR" the election of the Board's nominees as directors, the amendment to the 2007 Incentive Plan, the advisory vote on executive compensation, and the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2011 and (2) in favor of holding an advisory vote on executive compensation on an annual basis.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any shareholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock is necessary to constitute a quorum at the Meeting. Votes of shareholders of record who are present at the Meeting in person or by proxy, abstentions, and broker non-votes are counted as present or represented at the Meeting for purposes of determining whether a quorum exists.

        If you hold your shares of common stock through a broker, bank or other representative, generally the broker or your representative may only vote the common stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. Brokers may not vote without specified instruction in the election of directors (Proposal 1), the proposal to approve the 2007 Incentive Plan (Proposal 2), the advisory vote on executive compensation (Proposal 3), and the advisory vote on the frequency of the advisory vote on executive compensation (Proposal 4) but may cast discretionary votes in the ratification of the independent registered public accounting firm. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is considered to be a "broker non-vote" on that matter.

        The close of business on March 18, 2011 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Meeting. As of the close of business on March 18, 2011, the Company had 51,597,689 shares of common stock outstanding and entitled to vote. Holders of common stock at the close of business on the record date are entitled to one vote per share on all matters to be voted on by shareholders.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of common stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. The Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies at a cost of approximately $25,000 plus reimbursement of expenses.

Votes Required

        Nominees for election as directors at the Meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote. The affirmative vote of the holders of a majority of the shares of common stock cast on the matter is required to approve the amendment to the Company's 2007 Incentive Plan. In addition, under New York Stock Exchange rules, the approval of the amendment to the Company's 2007 Incentive Plan also requires that the total votes cast (including abstentions) represent a majority of the shares entitled to vote on the proposal. The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011, and will also constitute the shareholders' non-binding approval with respect to our executive compensation program and with respect to the frequency of future advisory votes on executive compensation (although because there are three choices for the frequency vote, it is possible that none of them will obtain a majority).

        Shares which abstain from voting as to a particular matter and broker non-votes will not be voted in favor of such matter, and will also not be counted as shares voting on such matter (however, abstentions will be counted as shares entitled to vote on the amendment to the Company's 2007 Incentive Plan to determine if New York Stock Exchange rules are satisfied). Accordingly, broker non-votes and abstentions will generally have no effect on the voting on any matter that requires the affirmative vote of a plurality or a majority of the shares cast on the matter.

PROPOSAL ONE
ELECTION OF DIRECTORS

        Under the Company's By-laws, the number of members of the Company's Board of Directors is fixed from time to time by the Board of Directors but may be increased or decreased either by the shareholders or by the majority of directors then in office. Directors serve in office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal.

        The Board of Directors has voted to nominate Mr. James C. Foster, Mr. Robert J. Bertolini, Mr. Stephen D. Chubb, Dr. Deborah T. Kochevar, Mr. George E. Massaro, Dr. George M. Milne, Jr., Mr. C. Richard Reese, Dr. Samuel O. Thier, Mr. Richard F. Wallman and Mr. William H. Waltrip for election at the Meeting. There are no family relationships between any of the Company's directors or executive officers.

        Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee's place. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

        The Board unanimously recommends a vote "FOR" the election of each of these nominees for directors.

 NOMINEES FOR DIRECTORS

        The following table provides information as of the date of this Proxy Statement about each nominee. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business or scientific acumen and an ability to exercise sound judgment, as well as a commitment of service to Charles River and our Board.

Name and Age as of the 2011 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

James C. Foster	60
Joined us in 1976 as General Counsel. Over the past 35 years, Mr. Foster has held various staff and managerial positions. Mr. Foster was named President in 1991, Chief Executive Officer in 1992 and Chairman in 2000. Mr. Foster has been a director since 1989.

		Mr. Foster was selected to serve as a director on our Board due to his role as our Chief Executive Officer, his depth of knowledge of the Company and its operations, his acute business judgment, extensive familiarity with the research model and contract research preclinical services businesses in which we compete, and his lengthy tenure with Charles River.

Robert J. Bertolini	49
Retired from Schering-Plough Corp. following its merger with Merck & Co. in November 2009. From November 2003 until November 2009, Mr. Bertolini served as Executive Vice President and Chief Financial Officer at Schering-Plough, with responsibility for tax, accounting and financial asset management. Prior to joining Schering-Plough, Mr. Bertolini spent 20 years at public accounting firm PricewaterhouseCoopers LLP, ultimately leading its global pharmaceutical industry practice. Mr. Bertolini also serves as a director of Genzyme Corporation. Mr. Bertolini has been a director since January 2011.

		Mr. Bertolini's qualifications to serve as a director include his industry and financial expertise. He has extensive experience in building world-class finance and information technology functions and in leading business development and strategy. Having joined Schering-Plough at a time when it was facing challenges across several areas, Mr. Bertolini was part of the team that turned Schering-Plough around and drove strategic decisions. He has had responsibility for key financial areas including tax, accounting and financial asset management, and extensive experience in audit, financial controls and corporate governance. He has expertise in working with small and large health care companies on initial public offerings, licensing and other strategic issues. Mr. Bertolini was recommended as a candidate for our board by Heidrick & Struggles, an executive search firm.

Name and Age as of the 2011 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Stephen D. Chubb	67
Former President and Chief Executive Officer of Allegro Diagnostics, Inc. a molecular diagnostics company focused on the development and future sale of innovative genomic tests for the diagnosis, staging and guided treatment of lung cancer and lung diseases. Previously, Mr. Chubb was Chairman and Chief Executive Officer of Matritech, Inc., a leading developer of proteomics-based diagnostic products for the early detection of cancer, from its inception in 1987 until December 2007. Mr. Chubb also served as President and Chief Executive Officer of T Cell Sciences, Inc. and as President and Chief Executive Officer of Cytogen Corp. Mr. Chubb presently serves as a Special Limited Partner of Catalyst Healthcare Ventures, a venture investment firm specializing in medical devices and diagnostic products. Mr. Chubb served as Chairman of the Board of Trustees of Mount Auburn Hospital in Cambridge, Massachusetts from 2006 to 2010 and also was a director of Caregroup Healthcare System. He is currently a director of Allegro Diagnostics Corp. and Immunetics, Inc. Mr. Chubb has been a director since 1994.

		Mr. Chubb brings to the Board a wealth of industry and business expertise, drawing upon his 29-year history as a CEO/president and board member at a variety of public and private life sciences companies. The Board benefits particularly from Mr. Chubb's strong biotechnology industry expertise, and he also brings a valued perspective given his service to hospitals and healthcare providers. In addition, as a result of his background as a certified public accountant and prior service as a public company CFO, Mr. Chubb qualifies as an "audit committee financial expert" under SEC guidelines.

Deborah T. Kochevar, Ph.D, D.V.M.	54

Dean of the Cummings School of Veterinary Medicine at Tufts University since 2006. Previously, Dr. Kochevar was a long-time faculty member and administrator at the College of Veterinary Medicine and Biomedical Sciences, Texas A&M University, where she held the Wiley Chair of Veterinary Medical Education. Dr. Kochevar is a past-president of the American College of Veterinary Clinical Pharmacology and is active in the American Veterinary Medical Association, having chaired its Council on Education and the Educational Commission for Foreign Veterinary Graduates. Dr. Kochevar has been a director since October 2008.

		Dr. Kochevar was selected to the Board in recognition of the distinct perspective she provides as a highly distinguished academic and educator in the life sciences. As a boarded diplomate of the American College of Veterinary Clinical Pharmacology, with a Ph.D. in cell and molecular biology combined with a D.V.M. degree, and a deep knowledge base of comparative medicine and complex animal models, Dr. Kochevar's training and experience is particularly suited to understanding and providing insights into the veterinary medical, contract research and drug development support activities conducted by the Company. Dr. Kochevar also provides the Board with current industry and scientific insights through her on-going involvement in a broad array of biomedical professional and trade organizations.

Name and Age as of the 2011 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

George E. Massaro	63
Director and Vice Chairman of Huron Consulting Group, Inc., a management consulting company, since May 2010. Previously, Mr. Massaro was non-Executive Chairman of the Board of Huron Consulting Group from July 2009 to May 2010, and prior to that, Mr. Massaro had been Director and Vice Chairman of Huron Consulting Group since June 2004 (Vice Chairman since March 2005), Chief Operating Officer of Huron Consulting Group, Inc. and Huron Consulting Services LLC from June 2003 until March 2005, and served as a Managing Director of Huron Consulting Services LLC from August 2002 to May 2003. Prior to joining Huron, he was the Managing Partner of Arthur Andersen's New England practice from 1998 to 2002. Mr. Massaro has more than 35 years of accounting and auditing experience with expertise in a broad range of areas. Mr. Massaro also serves as a director of Eastern Bank Corporation, an independent mutual bank holding company in New England. Mr. Massaro has been a director since 2003.

		As a former managing partner of a major accounting firm, Mr. Massaro brings a deep knowledge of financial reporting, auditing and tax matters applicable to a variety of industries. Mr. Massaro also provides business acumen from his numerous senior positions at Huron Consulting, as well as his service on boards of other companies. As a result of his extensive background in public accounting and prior experience at Arthur Andersen, Mr. Massaro qualifies as an "audit committee financial expert" under SEC guidelines.

George M. Milne, Jr., Ph.D.	67
Retired from Pfizer Inc. in 2002 after working at the company in research and management positions for nearly 32 years, including Executive Vice President of Global Research and Development and President of Central Research, with global responsibility for Human and Veterinary Medicine R&D. Dr. Milne serves as a director of Mettler-Toledo International, Inc. and Athersys, Inc., and he also serves on the boards of several private companies. He is a venture partner of Radius Ventures LLC. Previously, Dr. Milne was a director of MedImmune, Inc. from 2005-2007 and Aspreva Pharmaceutical Corporation from 2004-2007. Dr. Milne has been a director since 2002.

		Supplementing his strong scientific background (Ph.D. in organic chemistry), Dr. Milne brings varied life sciences experience beneficial for our Board. With over three decades of executive experience at a leading global pharmaceutical company, he supplies particular insights into industry drivers, as well as the concerns and perspectives of the consumers of our products and services. In addition, he has had exposure to strategic and operational issues relevant to board leadership through his prior role at Pfizer and at other public and private company boards. Dr. Milne also brings unique industry perspectives from his biomedical venture capital activities through Radius Ventures.

Name and Age as of the 2011 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

C. Richard Reese	65
Executive Chairman since 2008 of Iron Mountain Incorporated, a global public information protection and storage company. Prior to that, Mr. Reese was Chairman and the Chief Executive Officer of Iron Mountain since 1981 (Chairman from 1995-2008). Mr. Reese has been a director since 2007.

		Mr. Reese is a proven global business leader who, from the time he joined Iron Mountain as its president in 1981 with only $3 million in annual revenue, developed it into a global company with over $3.0 billion in revenue and more than 100,000 corporate customers. As a member of the Board, Mr. Reese provides the Company with invaluable guidance and advice, particularly in the areas of strategic execution, customer service and innovation, drawing upon his extensive experience, entrepreneurial spirit and proven track record.

Samuel O. Thier, M.D.	73
Professor of Medicine and Health Care Policy, Emeritus at Harvard Medical School, Massachusetts General Hospital. In December 2002, Dr. Thier retired from the position of Chief Executive Officer of Partners HealthCare System, Inc., which he had held since July 1996. Previously, he served as President of Partners HealthCare System, Inc. from 1994 to 1996, Chief Executive Officer of MGH Corporation from 1994 to 1997, President of Massachusetts General Hospital from 1994 through 1996, and as President of Brandeis University from 1991 to 1994. He has served as President of the Institute of Medicine, National Academy of Sciences, and is a Fellow of the American Academy of Arts and Sciences. Dr. Thier was previously a director of Merck & Co., Inc. (1994-2010), the Federal Reserve Bank of Boston and a trustee of The Commonwealth Fund. Dr. Thier is a director of the Foundation for the National Institutes of Health, and a member of the Boards of Overseers of TIAA-CREF, Cornell University Weill Medical College and the Heller School for Social Policy and Management at Brandeis University. Dr. Their also serves as a member of the Board of Dean's Advisors of the Harvard School of Public Health. Dr. Thier has been a director since 2000.

		Dr. Thier brings extensive leadership skills to the Board. In addition to his life sciences expertise, which has included senior positions in commercial, academic and healthcare environments, Dr. Thier has served in leadership roles at entities as diverse as Brandeis University and the Federal Reserve Bank of Boston. Dr. Thier also provides the Board with substantive guidance as he is a recognized authority in the areas of national health policy, medical education and biomedical research.

Name and Age as of the 2011 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships

Richard F. Wallman	59
From 1995 through 2003, Mr. Wallman served as the Senior Vice President and Chief Financial Officer of Honeywell International, Inc., a diversified technology company, and AlliedSignal, Inc. (prior to its merger with Honeywell). In addition to serving as a director of the Company, he is also a member of the boards of directors of Ariba, Inc., Convergys Corporation, Roper Industries Inc., Tornier B.V. and Dana Holding Corporation and in the past five years has served as a member of the boards of Avaya, Inc., Lear Corporation, Hayes-Lemmerz International, Inc. and ExpressJet Holdings, Inc. Mr. Wallman has been a director since January 2011.

		Mr. Wallman's leadership experience, including CFO, financial and outside board experience, provide him with an informed understanding of the financial issues and risks that affect the Company. Mr. Wallman was recommended as a candidate for our board by Heidrick & Struggles, an executive search firm.

William H. Waltrip	73
Retired Chairman and Chief Executive Officer of Bausch & Lomb, Incorporated. Mr. Waltrip was Chairman of the Board of Directors of Technology Solutions Company from 1993 to 2003. Previously, Mr. Waltrip served as Chief Executive Officer of Technology Solutions Company, as Chairman and Chief Executive Officer of Biggers Brothers, Inc., and as President and Chief Operating Officer of IU International Corporation. He was also previously President, Chief Executive Officer and a director of Purolator Courier Corporation and was formerly a director of Bausch & Lomb. He is a director of Thomas & Betts Corporation and Theravance, Inc. Mr. Waltrip has been a director since 1996.

		Mr. Waltrip is an experienced business leader with the skills necessary to be our Lead Director. Aside from his lengthy tenure as a director of Charles River, during which he has been instrumental in overseeing our growth and expansion, Mr. Waltrip has previously served as chairman and/or CEO of a number of public companies in a variety of industries. Specific to his strong capabilities to serve as Lead Director, Mr. Waltrip has served on audit, compensation and governance committees, providing a deep understanding of all of the elements of public company director service.

Corporate Governance

        We are committed to operating our business with integrity and accountability. We strive to meet or exceed all of the corporate governance standards established by the New York Stock Exchange (NYSE), the Securities and Exchange Commission (SEC), and the federal government as implemented by the Sarbanes-Oxley Act of 2002. Each of our Board members, other than Mr. Foster who is also Chief Executive Officer and President of the Company, is independent and has no significant financial, business or personal ties to the Company or management, and all of our required Board committees are composed of independent directors. Our Board adheres to our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, which have been communicated to employees and posted on our website. We are diligent in complying with established accounting principles and are committed to providing financial information that is transparent, timely and accurate. We have a Related Person Transactions Policy in order to promote the timely identification of transactions with related persons (as defined by the SEC) and to ensure we give appropriate consideration to any real or perceived conflicts in our commercial arrangements. We have established global processes through which employees, either directly or anonymously, can notify management (and the Audit Committee of the Board of Directors) of alleged accounting and auditing concerns or violations including fraud. Our internal Disclosure Committee meets regularly and operates pursuant to formal disclosure procedures and guidelines to help ensure that our public disclosures, including our periodic reports filed with the SEC, earnings releases and other written information that we disclose to the investment community, are accurate and timely. We will continue to monitor developments in the law and stock exchange regulations and will adopt new procedures consistent with new legislation or regulations. Copies of our Corporate Governance Guidelines, Code of Business Conduct and Ethics and our Related Person Transactions Policy are available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption.

  Contacting the Board of Directors

        In order to provide shareholders and other interested parties with a direct and open line of communication to the Board of Directors, the Company has adopted the following procedures for communications to directors. Shareholders and other interested parties may contact the independent members of the Board of Directors through its Lead Director, William H. Waltrip, by writing to Mr. Waltrip, c/o Corporate Secretary, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887, or by email at CRLLeadDirector@crl.com. All communications received in this manner will be kept confidential and relevant information will be forwarded by the Corporate Secretary to the Lead Director or to other directors if the communication is so directed. Items that are unrelated to a director's duties and responsibilities as a Board member may be excluded by the Corporate Secretary, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and material that is determined to be illegal or otherwise inappropriate. Any communication so excluded will be made available to any independent director upon request.

  Director Qualification Standards; Director Independence

        Our Board has adopted a formal set of Director Qualification Standards (Standards) with respect to the determination of director independence. The Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. In accordance with these Standards, it must be determined that the director has no material relationship with the Company other than as a director. The Standards also prohibit Audit Committee members from any direct or indirect financial relationship with the Company, and restrict commercial relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm's length with the Company and its subsidiaries and to disclose any circumstance that might be perceived as a conflict of interest. The Board has determined that nine of the ten directors standing for re-election to the Board are independent under these Standards. The Board has determined that Mr. Foster does not qualify as an independent director due to his employment as Chief Executive Officer and President of the Company. As a result, Mr. Foster is not a member of any committee of the Board, except the Strategic Planning and Capital Allocation Committee and the Executive Committee although he is often invited to attend the meetings of the other committees.

        In the course of the Board's determining the independence of each director other than Mr. Foster, it considered any transactions, relationships and arrangements as required by the Standards. In particular, with respect to each of the most recent three completed fiscal years, the Board evaluated for:

  •
  each of our non-employee directors, the annual amount of sales to and/or purchases from the organization where he or she serves as an executive officer; and

  •
  Dr. Kochevar, the annual amount of sales (net of any charitable contributions made by the Company) to and/or purchases from the academic institution where she serves as dean of the School of Veterinary Medicine.

In all such evaluations, it was determined that the applicable amounts were below the greater of (1) $1 million or (2) two percent (2%) of the consolidated gross annual revenues of each of those organizations.

        In addition, with respect to all of the Company's non-employee directors, the Board considered the amount of the Company's discretionary charitable contributions to organizations where he or she serves as an officer, director or trustee, and determined that the Company's contributions constituted less than the greater of $1 million or two percent (2%) of such organization's total annual gross revenues during the organization's last three completed fiscal years.

        In conducting this analysis, the Board considered all relevant facts and circumstances, utilizing information derived from the Company's books and records and responses to questionnaires completed by the directors in connection with the preparation of this Proxy Statement. For information about the entities our non-employee directors serve or have served as either (1) an executive officer or (2) an officer, director or trustee of a charitable institution, you are directed to see their biographies adjacent to their pictures above in this Proxy Statement.

        The independent members of the Board of Directors typically meet in executive sessions following each regularly scheduled meeting of the full Board of Directors. Mr. Waltrip, the Lead Director, has been chosen by the Board to preside at the executive sessions of the non-management directors. Mr. Foster does not attend such executive sessions of the Board. The full text of our Director Qualification Standards is available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption, within our Corporate Governance Guidelines.

The Board of Directors and its Committees

  Board Leadership Structure and the Role of the Board of Directors in Risk Oversight

        Charles River is led by Mr. James C. Foster, who has served as Chief Executive Officer since 1992 and Chairman of the Board of Directors since 2000. Our Board of Directors is currently comprised of Mr. Foster and ten independent directors.

        It is the Company's current practice that the positions of Chairman of the Board and CEO be held by the same person, except in unusual circumstances. We believe that this leadership structure has been effective for the Company. Our Corporate Governance Guidelines require the election, by the independent directors, of a Lead Director who is designated by the Board, based on the recommendation of the Corporate Governance and Nominating Committee. The Lead Director helps to provide independent oversight and is responsible in ensuring that the Board is acting in conformity with good corporate governance practices and in the long-term best interests of the Company. In furtherance of these responsibilities, the Lead Director (1) advises the Chairman of the Board in the logistics of scheduling and setting agendas for Board and committee meetings, (2) develops agendas for and presides over executive sessions of the Board's non-management directors, and (3) assists the Board and the Corporate Governance and Nominating Committee in monitoring and implementing our Corporate Governance Guidelines.

        We believe that having a combined chairman/CEO, independent chairs for each of our Board committees and an independent Lead Director provides the right form of leadership for our Company. Combining the chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. At the same time, we have the benefit of oversight of Company operations by experienced independent directors who have appointed a Lead Director and independent committee chairs. This combination has served the Company well for many years and we have found it to be an efficient and effective leadership model for the Company. The Board selects the Company's CEO and Chairman in the manner that it determines to be in the best interests of the Company's shareholders. From time to time, and at least annually, the Corporate Governance and Nominating Committee conducts an assessment of this leadership structure.

        The Board oversees the Company's risk oversight process and performs this oversight role using several different levels of review. In connection with its reviews of the operations of the Company's business units and corporate functions, particularly during the annual strategic planning sessions, the Board is informed of the primary risks associated with those units and functions. Principally, the Board satisfies its responsibility through regular reports by each committee chair regarding such committee's consideration and actions, as well as through receiving regular reports directly from officers responsible for oversight of particular risks within the Company, including operational, financial, legal, regulatory, strategic and reputational risks. Such reporting enables the Board to understand our risk identification, risk management and risk mitigation strategies.

        Areas of risk oversight which generally remain at the Board level and are not delegated to any Committee include risks related to the Company's operational regulatory matters (such as quality control and humane care) and significant business decisions. The Board satisfies this oversight responsibility through regular reports from officers of the Company responsible for each of these risk areas as well as through periodic progress reports from officers on the Company's critical on-going initiatives (such as, recently, our enterprise resource planning system). The Board also consults periodically with outside financial advisors.

        Each of the Board's committees oversees the management of Company risks that fall within the committee's areas of responsibility. A description of each committee's risk oversight focus is below. In performing this function, each committee has full access to management, as well as the ability to engage advisors. When a committee receives a report or update regarding an area of potential risk to the Company, the Chairman of the relevant committee determines whether it is materially significant enough to report on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

  Audit Committee and Financial Experts

        The Audit Committee met six times in 2010. During 2010, the members of the Audit Committee included Messrs. Chubb, Massaro, and Waltrip. The Board of Directors has unanimously determined that Messrs. Chubb and Massaro, and Mr. Bertolini (who will become a member of the Audit

Committee assuming his re-election to the Board of Directors) qualify as "audit committee financial experts" under Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act of 1934 and the NYSE regulations. In addition, the Board of Directors has determined that each of the members of the Audit Committee is "independent" under the rules of the NYSE and the SEC. The Audit Committee is responsible for the engagement of our independent registered public accounting firm; reviewing the plans and results of the audit engagement with our independent registered public accounting firm; approving services performed by and the independence of our independent registered public accounting firm; considering the range of audit and non-audit fees; consulting with our independent registered public accounting firm regarding the adequacy of our internal controls; and reviewing annual and quarterly financial statements. The Audit Committee is also responsible for administering our Related Persons Transaction Policy. A copy of the Audit Committee Charter is available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption.

        As part of its charter and as required by the NYSE, the Audit Committee discusses our policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps that have been taken to monitor and control these exposures. The Audit Committee assumes primary oversight responsibility for the Company's risk management framework as it applies to our financial reporting and operations, including the identification of the primary risks to the Company's business and interim updates of those risks, and periodically monitors and evaluates the primary risks associated with particular business units and functions through participation and monitoring of the development of the annual external and internal audit plans. The Audit Committee is particularly responsible for oversight of Company risks relating to accounting matters, financial reporting (including tax, legal and related regulatory compliance), financial policies and cash management. The head of the Company's internal audit department, who functionally reports to the Audit Committee, assists the Company in identifying and evaluating risk management controls and methodologies to address identified risks. At each of its regularly scheduled meetings, the Audit Committee meets in executive session with representatives from the Company's independent registered public accounting firm. The Audit Committee also has direct interaction with the Company's Chief Financial Officer (who is also the Company's chief accounting officer), General Counsel, and other members of management. In addition to the items mentioned above, the Committee also receives regular reports regarding issues such the status of material litigation, allegations of accounting and auditing concerns or fraud, and related party transactions.

  Compensation Committee

        The Compensation Committee met six times during 2010 and was comprised of the following members: Dr. Nancy T. Chang (who resigned from the Board in January 2011), Dr. Milne, and Messrs. Reese, Rogers, and Waltrip. Dr. Milne rotated off of the Compensation Committee after the 2010 annual meeting of shareholders, and Mr. Reese rotated on to the Compensation Committee at that time. The Board of Directors has determined that each of the members of the Compensation Committee is "independent" under the rules of the NYSE and the SEC. The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that are appropriate for the Company in light of all relevant circumstances and which provide incentives that further the Company's long-term strategic plan and are consistent with the culture of the Company and the overall goal of enhancing shareholder value. The Compensation Committee reviews compensation structure, policies, and programs to ensure (1) that legal and fiduciary responsibilities of the Board of Directors are carried out and (2) that such structure, policies and programs contribute to the success of the Company. In addition, the Compensation Committee reviews, approves and makes recommendations on the Company's compensation and benefit plans to ensure that they meet corporate objectives. The Compensation Committee determines and approves the compensation of the CEO and reviews the CEO's recommendations on compensation for all of the Company's executive officers, and approves such compensation when determined. As discussed below under "Compensation Discussion and Analysis—Compensation Elements—Role of Executive Officers in Setting Compensation Parameters," other than Mr. Foster and Mr. David P. Johst, our Corporate Executive Vice President, Human Resources, General Counsel and Chief Administrative Officer, no executive officers of the Company play a significant, ongoing role in assisting the Compensation Committee in setting executive compensation (or, with respect to the Corporate Governance and Nominating Committee, director compensation). The Compensation Committee also administers the Company's equity incentive plans. A copy of the Compensation Committee Charter is available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption.

        The Compensation Committee is responsible for risks relating to employment policies and the Company's general compensation and benefits systems. The Compensation Committee considers the impact of the Company's executive compensation program, and the incentives created by the compensation awards that it administers, on the Company's risk profile. To assist it in satisfying these oversight responsibilities, from time to time the Committee has retained its own outside compensation consultant and it meets regularly with management to understand the financial, human resources and shareholder implications of compensation decisions being made. Between formal Committee meetings, the Committee chair also meets regularly with management and the Committee's outside consultants. In addition, at the direction of the Compensation Committee, starting in 2010, Mr. Johst and his staff annually conduct a review of our overall compensation programs.

        The Compensation Committee has engaged Pearl Meyer & Partners as outside compensation consultants (our outside consultants) to advise the Compensation Committee on all matters related to the Company's senior executives' total cash compensation and long-term incentive compensation. The Company's Human Resources Department assisted in coordinating the selection process that resulted in their engagement, which was conducted through an open "request for proposal." Accordingly, Mr. Johst, as the executive officer responsible for our human resources department, as well as Mr. Foster, each provided input during the process. For fiscal year 2010 compensation determinations, the outside consultants assisted the Compensation Committee with the following:

  •
  validation of the Company's peer competitor group;

  •
  preparation of annual tally sheets for use in evaluating total pay packages;

  •
  input on the Company's competitive market data for its executives and observations on program design, including pay philosophy, pay levels, and incentive pay mix; and

  •
  general advice and counsel to the Committee on executive compensation matters throughout the year.

        Except as described above, the Company did not receive any other services from the outside consultants, nor has the Company utilized the services of any other compensation consultant in matters affecting senior executive or director compensation.

  Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee met four times during 2010. The members of the committee included Drs. Kochevar, Milne and Thier, and Messrs. Chubb, Reese and Waltrip. Dr. Milne rotated on to the committee after the 2010 annual meeting of shareholders. The Board of Directors has determined that each of the members of the Corporate Governance and Nominating Committee is "independent" under the rules of the NYSE and the SEC. The Corporate Governance and Nominating Committee makes recommendations to the Board on all matters relating to the Board, including development and implementation of policies on composition, participation and size of the Board, changes in the organization and procedures of the Board, the processes used by the Board in its self-assessment, and compensation (including equity compensation) of non-employee directors. The

Corporate Governance and Nominating Committee oversees matters of corporate governance, including Board performance and director education, and considers and selects director nominees, including those submitted by shareholders in accordance with the by-laws for recommendation to the Board. The Corporate Governance and Nominating Committee also recommends directors for appointment to committees of the Board. Typically, committee rotations are determined in February and made effective immediately following the annual meeting of shareholders, and are reevaluated on a yearly basis. The Corporate Governance and Nominating Committee oversees the Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics. A copy of the Corporate Governance and Nominating Committee Charter is available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption.

        The Corporate Governance and Nominating Committee is responsible for oversight of risks relating to Board succession planning, ethics practices, matters addressed in our Corporate Governance Guidelines, and other corporate governance issues, particularly to the extent any of these could affect Company operations and strategic decisions. To satisfy these oversight responsibilities, the Committee receives assistance and reports from senior management of the Company from time to time.

        The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. The Corporate Governance and Nominating Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to pending retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, executive officers, professional search firms, shareholders or other persons. All candidates complete a nominee questionnaire that solicits information regarding the nominee's background, board experience, industry experience, independence, financial expertise, and other relevant information and are interviewed by at least one member of the Corporate Governance and Nominating Committee. These candidates are discussed at regular or special meetings of the Committee, and may be considered at any point during the year. As described below, the Corporate Governance and Nominating Committee considers properly submitted shareholder nominations for candidates for the Board. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee also reviews materials provided by professional search firms or other parties. The Corporate Governance and Nominating Committee evaluates the candidates based on the minimum qualifications described below as well as the criteria set forth in the Company's Corporate Governance Guidelines. In evaluating such nominations, the Corporate Governance and Nominating Committee seeks to recommend to shareholders a group that can best oversee the success of the Company and represent shareholder interests through the exercise of sound judgment using its diversity of experience in various areas.

  Strategic Planning and Capital Allocation Committee

        In February 2011, our Board established a new Strategic Planning and Capital Allocation Committee. The Committee is responsible for reviewing the Company's capital structure, financial strategies, major acquisitions and investment policies to support prudent and effective capital allocation. Members of the committee are Mr. Bertolini (chairman), Mr. Wallman, Mr. Foster and Mr. Reese. The Strategic Planning and Capital Allocation Committee is responsible for oversight of risks relating to material financial decisions, credit policies and ratings, and investment strategies, and our debt and equity structure. To satisfy these oversight responsibilities, the Committee receives assistance and reports from senior management of the Company from time to time.

  Board Nomination Process

        The Corporate Governance and Nominating Committee has adopted criteria regarding the qualifications required for Board nominees, which can be found in our Corporate Governance Guidelines. These criteria are designed to assure that the Board of Directors is composed of successful individuals who demonstrate integrity, reliability, knowledge of corporate affairs, and an ability to work well together. The primary consideration in the selection and retention of Directors is their respective ability to fairly represent the interests of the Company's stakeholders. Diversity in business background, area of expertise, skills, educational background, gender, national origin and ethnicity are also considered, as well as other factors that can provide the Board with a range of informative viewpoints and perspectives. The criteria for director nominees include: the candidate's professional experience and personal accomplishments; the candidate's independence from the Company and management; the ability of the candidate to attend Board and committee meetings regularly and devote an appropriate amount of effort in preparation for those meetings; the candidate's ability to function as a member of a diverse group; and the candidate's understanding of the Board's governance role. In addition, the Board evaluates each individual in the context of the Board as a whole, with the objective of recommending to shareholders a group that can best oversee the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in various areas. In determining whether to recommend a director for re-election, the director's past attendance at meetings and participation in and contributions to the activities of the Board is also taken into consideration.

        The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders. Shareholders may submit director recommendations to the Corporate Secretary, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887. Pursuant to our bylaws, recommendations for consideration of nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date of the Company's Proxy Statement released to shareholders in conjunction with the previous year's meeting. For information about submitting shareholder proposals, including director nomination proposals, please see the section of this Proxy Statement entitled "Shareholder Proposals for 2012 Proxy Statement."

  Meeting Attendance

        All Board members are expected to attend our Annual Meetings of Shareholders, unless an emergency prevents them from doing so. All of the members of the Board serving at that time attended the 2010 Annual Meeting of Shareholders. During 2010 there were eight meetings of the Board of Directors. Each director attended 75% or more of the aggregate number of Board meetings and the committee meetings of the Board on which he or she served during 2010.

2010 Director Compensation

        The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors while aligning the interests of directors with the interests of shareholders by linking a portion of their compensation to stock. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board.

        The following table sets forth all of the compensation awarded to, earned by, or paid to the Company's directors for the year ended December 25, 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
William H. Waltrip	90,000	90,711	105,494	—	286,205
George E. Massaro	80,000	90,711	105,494	—	276,205
George M. Milne, Jr.	70,000	90,711	105,494	—	266,205
Stephen D. Chubb	65,000	90,711	105,494	—	261,205
Douglas E. Rogers	60,000	90,711	105,494	—	256,205
Samuel O. Thier	60,000	90,711	105,494	—	256,205
Nancy T. Chang	60,000	90,711	105,494	—	256,205
C. Richard Reese	60,000	90,711	105,494	—	256,205
Deborah T. Kochevar	60,000	90,711	105,494	—	256,205

(1)
Reflects aggregate dollar amount of all fees earned for services as a director, including annual retainer fees, committee and/or committee chair fees. A description of the applicable fees can be found below.

(2)
Amounts reflect the full grant date fair value of the restricted stock awards granted to directors in May 2010, computed in accordance with FASB ASC Topic 718. As of December 25, 2010, each current director held the aggregate number of unvested restricted stock awards as follows: Chang—2,980 Chubb—2,980, Kochevar—2,980, Massaro—2,980, Milne—2,980, Reese—2,980, Rogers—2,980, Thier—2,980, Waltrip—2,980.

(3)
Amount reflects the grant date fair value of directors' stock options granted in May 2010, computed in accordance with FASB ASC Topic 718, calculated using the Black-Scholes valuation model utilizing the Company's assumptions. See note 9 to our Notes to Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 25, 2010 for a discussion of the assumptions used by the Company in the Black-Scholes valuation model. As of December 25, 2010, each current director held the aggregate number of option awards as follows: Chang—35,650, Chubb—45,150, Kochevar—29,650, Massaro—45,150, Milne—45,150, Reese—35,650, Rogers—33,150, Thier—45,150, Waltrip—45,150.

(4)
No director of the Company received perquisites and other personal benefits equal to or exceeding $10,000 in the aggregate.

        The Company pays each non-employee director an annual fee of $60,000 for service as a director of the Company, except for members of the Audit Committee, who are paid an annual fee of $65,000. Additional fees are paid to the combined Lead Director/Chair of the Compensation Committee ($25,000), the Chair of the Audit Committee ($15,000) and the Chair of the Corporate Governance and Nominating Committee ($10,000) for their additional responsibilities. Starting in 2011, the Chair of the Strategic Planning and Capital Allocation Committee will receive an additional $10,000 fee. No additional fees are paid for attending meetings of the Board or any Committee of the Board. Expenses incurred in attending Board of Directors meetings and committee meetings are reimbursed by the Company.

        The policy established by the Corporate Governance and Nominating Committee is to award each unaffiliated non-employee director (1) stock options and restricted stock having an intended value of approximately $275,000 on the first day of the month following his or her initial election or appointment to the Board and (2) stock options and restricted stock having an intended value of approximately $185,000 on an annual basis following the annual meeting of shareholders of the Company. Consistent with the long-term incentive equity awards to Company management, one-half of the targeted award value will be issued in the form of stock options, and one half in the form of restricted stock, utilizing Black-Scholes pricing models. At the time this policy was established, effective starting in 2009, the Corporate Governance and Nominating Committee consulted with Pearl Meyer & Partners in determining these values, which were based upon a general comparative review of director compensation and competitive market practices for similarly sized companies operating in the area of life sciences, with a target value based upon the 50th percentile. Options granted to members of the Board of Directors vest in full one year from the date of grant and expire five years from the date of grant, and restricted stock vests in full, one year from the date of grant.

        In order to further align the interests of directors and shareholders, the Board of Directors has mandated that, to the extent permissible, directors have a significant financial stake in the Company. Accordingly, as set forth in the Company's Corporate Governance Guidelines, each director who has served on the Board for at least three years is required to own a minimum of 5,000 shares of Company stock (excluding stock options, stock subject to future vesting requirement, or other similar unvested and inchoate equity holdings). Board members who are subject to third-party restrictions on their stock holdings (e.g., certain academic institutions), shall be permitted to own stock in an amount that is appropriate for them in light of such other restrictions. As of the date of this Proxy Statement, all of our directors are in compliance with this holding requirement.

PROPOSAL TWO
APPROVAL OF AMENDMENT TO THE 2007 INCENTIVE PLAN

        The Board of Directors believes that the continued growth of the Company depends, in large part, upon its ability to attract, motivate and retain key employees and directors, and that stock incentive awards are an important means of doing so. However, even after having made reductions of targeted stock compensation levels in the past few years, our current pool is not likely to be sufficient to satisfy our equity compensation needs as anticipated by the 2007 Incentive Plan, as amended (the Plan).

        On March 22, 2011, the Board of Directors adopted an amendment to the Plan, subject to shareholder approval, to increase the number of shares of Common Stock available for issuance under the Plan from 8,800,000 to 12,164,000 to ensure that the Company may continue to attract and retain key employees who are expected to contribute to the Company's success. The Board of Directors believes that the amendment to the Plan will help the Company achieve its goals by keeping its incentive compensation program dynamic and competitive with that of other companies.

        Our Plan utilizes a fungible pool concept (described in more detail below) where each share issued in connection with awards such as restricted stock and unrestricted stock that do not have option-like features (full-value awards) is counted as 2.3 units, and each share issued that is subject to options, stock appreciation rights and other awards that have option-like features and that expire seven years from the date of grant is counted as 1 unit. Accordingly, the Company and our shareholders previously approved the Plan authorizing a maximum of 8,800,000 shares or a minimum of 3,826,086 shares for issuance to eligible participants. As of December 25, 2010, only a maximum of 2,518,303 shares (and a minimum of 1,094,914 shares) remained available for grant under the 2007 Incentive Plan, and as of March 10, 2011, these share amounts were 1,068,438 (maximum) and 464,538 (minimum), respectively. The proposed increase in the number of shares authorized under the Plan is anticipated to enable the Company to grant stock-based awards through 2013.

        Taking into account the additional 3,364,000 shares the Board has approved to be added to the Plan, depending on the forms of awards granted under the Plan, a maximum of 12,164,000 stock options or stock appreciation rights or 5,288,696 full-value awards could be granted under the Plan. Accordingly, taking into account awards currently outstanding under our preexisting plans (as of March 10, 2011) and shares to be granted under the Plan (including the additional 3,364,000 shares), a range of approximately 8,897,158 to 11,402,449 shares may be issuable in the aggregate under all of the

Company's stock plans (comprised of awards currently outstanding and shares available for future grant, but excluding the 769,124 unvested shares of restricted stock that are currently outstanding). No further awards are permitted to be granted under any preexisting stock option and incentive plans of the Company other than the Plan. The closing price of the Company's common stock on the NYSE on March 18, 2011 was $39.39.

        The Company worked with its outside compensation consultant to develop a new share request while taking into account the many institutional investor dilution guidelines, as well as the guidelines of investor advisory firms. The Company will continue to monitor the comparative advantages and accounting treatment of equity compensation awards going forward, in order to ensure that the Plan continues to promote retention and create incentives in a manner which benefits our shareholders.

        The affirmative vote of a majority of the votes present or represented and entitled to vote at the Meeting is required to approve the proposed Plan amendment. This means that, assuming a quorum is present, the number of votes cast in favor of the proposal must exceed the number of votes cast against it. In addition, under New York Stock Exchange rules, the approval of the proposed Plan amendment requires that the total vote cast represent a majority of the total outstanding shares entitled to vote. If the amendment to the Plan is not approved by shareholders, the Company will not be able to make the proposed additional 3,364,000 shares available for issuance under the Plan.

        The Board of Directors believes that the amended Plan, authorizing the issuance of an additional 3,364,000 shares of common stock, is in the best interest of the Company and its shareholders and recommends a vote "FOR" the approval of the Plan.

Summary of the Plan

        The following is a brief summary of the material terms of the Plan, as proposed. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A to the electronic version of this Proxy Statement as filed with the SEC and may be accessed from the SEC's website (www.sec.gov). In addition, a hard copy may be obtained by making a written request to the Corporate Secretary of the Company.

General

        The Company's Board of Directors and the shareholders approved the Plan in 2007. At that time, a total of 6,300,000 shares of Common Stock were reserved for issuance under the Plan. The Company's Board of Directors and the shareholders approved an amendment to the Plan in 2009 to increase the number of shares reserved for issuance under the Plan to 8,800,000. The Plan may be amended by the Board of Directors or the Compensation Committee, provided that any amendment which requires shareholder approval in order to ensure continued qualification under the NYSE rules, favorable federal income tax treatment for any incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the Code), and for awards to be eligible for the performance-based exception under Code Section 162(m), is subject to obtaining such shareholder approval. The Board of Directors has voted to approve an amendment to the Plan to increase by 3,364,000 the aggregate number of shares of Common Stock that may be delivered in satisfaction of awards under the Plan. As of the end of fiscal 2010, the market value of the total number of additional shares to be reserved for issuance under the Plan pursuant to the proposed amendment was $120,094,800. The Plan is being submitted for shareholder approval at the Meeting to ensure qualification of the Plan under the NYSE rules and Sections 422 and 162(m) of the Code.

Eligibility to Receive Awards

        All employees, non-employee directors and individuals providing services to the Company or its affiliates (approximately 7,500 people as of March 1, 2011) are potentially eligible to participate in the

Plan. Eligibility for incentive stock options is limited to those individuals whose employment status would qualify them for the tax treatment of Sections 421 and 422 of the Code. Participants are not required to provide consideration to the Company or its affiliates for the grant or extension of awards under the Plan, other than to provide services to the Company or its affiliates.

New Plan Benefits

        The granting of awards under the Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular group or person. The following table reflects the number of awards which were granted under the Plan during fiscal year 2010 to the individuals and groups of individuals described therein:

2007 Incentive Plan (amended)

Name and Position	Number of Stock Options	Number of Shares of Restricted Stock
James C. Foster	160,000	40,000
Chairman, President and Chief Executive Officer
Thomas F. Ackerman	50,000	13,950
Corporate Executive Vice President and Chief Financial Officer
Nancy A. Gillett	28,850	8,050
Corporate Executive Vice President and President, Global Preclinical Services
David P. Johst	55,800	18,190
Corporate Executive Vice President, Human Resources, General Counsel & Chief Administrative Officer
Davide A. Molho	29,500	8,200
Corporate Executive Vice President and President, Global Research Models and Services
All current executive officers as a group	324,150	88,390
All current non-employee directors as a group	85,680	23,840
Company employees other than current executive officers, as a group	957,100	270,370

Administration of the Plan

        The Compensation Committee administers the Plan. Subject to the provisions of the Plan, the Compensation Committee determines the persons to whom awards will be granted, the number of shares to be covered by each stock award and the terms and conditions upon which each of the awards may be granted including vesting periods and transferability.

Available Shares

        Subject to adjustment upon certain corporate transactions or events, as proposed, up to a maximum of 12,164,000 shares of common stock (the Fungible Pool Limit) may be subject to stock options, restricted stock, stock appreciation rights, unrestricted stock, deferred stock and other equity-based awards under the Plan. Each share issued or to be issued in connection with awards such as restricted stock and unrestricted stock that do not have option-like features (full-value awards) shall be counted against the Fungible Pool Limit as 2.3 units. Each share issued or to be issued that is subject to options, stock appreciation rights and other awards that have option-like features and that expire seven years from the date of grant shall be counted against the Fungible Pool Limit as 1 unit. Awards not denominated in shares shall not count against the Fungible Pool Limit.

        Shares that are forfeited or cancelled shall not be considered to have been delivered under the Plan, but shares retained by the Company in satisfaction of the exercise price or tax withholding requirements of an award will be considered to have been delivered under the Plan. The Compensation Committee will administer the appropriate methodology for calculating the number of shares of common stock issued pursuant to the Plan in accordance with the foregoing.

Description of Awards

        The Plan provides for a number of awards including stock options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock, cash performance awards and grants of cash made in connection with other awards in order to help defray in whole or in part the economic cost (including tax cost) of the award to the participant. In addition, the Plan provides that certain awards may be designated as performance awards if they are related to a performance period determined at the time of grant.

  Stock Options

        Stock options under the Plan may be either (1) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (2) non-qualified stock options. Incentive stock options may be granted under the Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to employees of the Company and its affiliates, consultants and directors.

        In accordance with federal tax laws, the aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which first become exercisable in any calendar year under any incentive stock option of the Company may not exceed $100,000 calculated individually for each option holder. Options granted under the Plan may not be granted at a price less than the fair market value of the common stock on the date of grant, or 110% of fair market value in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. The Compensation Committee determines the exercise price of each stock option provided that each option must have an exercise price that is not less than the fair market value of the common stock on the date of grant.

  Stock Appreciation Rights (SARs)

        SARs are rights entitling the holder upon exercise to receive cash or stock, as the Compensation Committee determines, equal to a function (determined by such factors as the Compensation Committee deems appropriate) of the amount by which the stock has appreciated in value since the date of the award. The Compensation Committee determines the exercise price of each SAR provided that each SAR must have an exercise price that is not less than the fair market value of the common stock on the date of grant.

  Restricted Stock

        Restricted stock is an award of stock subject to restrictions requiring that such stock be redelivered to the Company if specified conditions are not satisfied.

  Unrestricted Stock

        Unrestricted stock is an award of stock not subject to any restrictions under the Plan.

  Deferred Stock

        Deferred stock is a promise to deliver stock or other securities in the future on specified terms described in each deferred stock agreement.

  Cash Performance Awards

        A cash performance award is a performance award payable in cash.

  Performance Awards

        A performance award refers to an award granted to employees where receipt of an underlying final award is dependent upon satisfaction of specified performance criteria. At the beginning of each performance period, targeted performance levels will be established at which a target performance award may be earned, with a threshold or minimum performance level below which no award will be paid, and a maximum beyond which no additional amounts will be paid. The percentage of each performance award that will become a final award will be determined by the Compensation Committee on the basis of the performance goals established and the performance achieved. A final award may be less than or greater than 100% of the performance award. Final awards may relate to, and upon vesting be paid in the form of, restricted stock, unrestricted stock, deferred stock, cash performance awards or cash (or any combination). Payment of final awards will be contingent upon the participant continuing to render services to the Company at such time (unless this condition is waived by the Compensation Committee).

Vesting and Exercisability

        The Compensation Committee determines the time or times at which awards under the Plan will vest or become exercisable and the terms on which an award will remain exercisable. However, as discussed below, there are certain minimum vesting periods for issuances of full-value awards.

Repricings

        Options and SARs may not be repriced, or replaced or repurchased for cash, without shareholder approval.

Transferability of Awards

        No award granted under the Plan is transferable by the holder except by will or by the laws of descent and distribution.

Certain Share Limits on Awards under the Plan

  Full-Value Award Limitations

        All full-value awards that are not performance-based shall vest over a period of time at least three years or more from the date of grant and all performance-based full-value awards shall be subject to the attainment of performance objectives which require at least 12 months to achieve. However, full-value awards aggregating not more than 5% of the number of shares reserved for issuance under the Plan, as well as full-value awards to outside directors, may be awarded without regard to such vesting requirements.

  Individual Award Limitations

        The maximum number of shares of stock for which stock options may be granted to any person annually from and after adoption of the Plan and prior to March 22, 2017, the maximum number of shares of stock subject to SARs granted to any person annually during such period and the aggregate maximum number of shares of stock subject to other awards that may be delivered (or the value of which may be paid) to any person annually during such period, shall each be 2,000,000. For purposes of the preceding sentence, the repricing of a stock option or SARs will be treated as a new grant to the extent required under Section 162(m), assuming that the repricing is permitted by shareholders. Subject to these limitations, each person eligible to participate in the Plan will be eligible to receive awards covering up to the full number of shares of stock then available for awards under the Plan. No awards may be granted under the Plan after March 22, 2017, but previously granted awards may extend beyond that date.

        In addition, no more than $3,000,000 may be paid to any individual with respect to any cash performance award (other than an award expressed in terms of shares of stock or units representing stock). In applying the dollar limitation of the preceding sentence, multiple cash performance awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to the $3,000,000 limit. Multiple cash performance awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company are not included in the limit described above; instead, they are subject in the aggregate to a separate $3,000,000 limit.

Reclassification of Stock

        Under the Plan, if the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of common stock as a stock dividend on its outstanding common stock, the Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan and to the maximum share limits described above, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, including any exercise prices relating to the awards and any other provision of awards affected by such change.

Certain Transactions

        If the Company undergoes any of (1) a consolidation or merger in which the Company is not the surviving corporation or which results in any individual, entity or "group" acquiring the beneficial ownership directly or indirectly of more than 50% of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (2) a sale or transfer of all or substantially all the Company's assets, or (3) a dissolution or liquidation of the Company (each a Covered Transaction), all outstanding awards under the Plan shall vest and, if relevant, become exercisable, all performance criteria and other conditions to any award shall be deemed satisfied, and all deferrals measured by reference to or payable in shares of stock shall be accelerated. Upon consummation of a Covered Transaction, all awards then outstanding and requiring exercise or delivery shall terminate unless assumed by an acquiring or surviving entity or its affiliate as provided below. In the event of a Covered Transaction, the Compensation Committee may provide for substitute or replacement awards from, or the assumption of awards by, the acquiring or surviving entity or its affiliates on such terms as the Compensation Committee determines.

Federal Income Tax Considerations

        The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of awards under the Plan under U.S. federal income tax laws as currently in effect:

  Incentive Stock Options

        An optionee is generally not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be considered an adjustment for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon the exercise of an incentive stock option for at least two years following grant and at least one year following exercise, the optionee's gain (or loss), if any, upon a subsequent disposition of such shares is a capital gain (or loss). The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain (or loss) in the year of disposition. The amount of the ordinary income will be the lesser of (1) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the exercise price) or (2) the difference between the fair market value of the stock on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be short-term capital gain or long-term capital gain depending on the holding period of the share. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the required holding periods described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

  Non-Qualified Stock Options

        The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and the optionee's basis for determining gain or loss will be the sum of the exercise price paid for the shares plus the amount of compensation income recognized on exercise of the option.

  Stock Appreciation Rights

        The amount of any cash or the fair market value of any stock received by a participant upon the exercise of SARs under the Plan will be subject to ordinary income tax in the year of receipt, and the Company will be entitled to a deduction for such amount.

  Restricted Stock

        A participant who receives restricted stock will recognize no income on the grant of the restricted stock and the Company will not qualify for any deduction, unless the election described below is made by the participant. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock, if any. The holding period that determines whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.

        A participant may elect, under Section 83(b) of the Code, within 30 days of his or her receipt of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of restricted stock, determined without regard to certain restrictions, over the consideration paid for the restricted stock, if any. Additional special tax rules apply if the participant forfeits the shares. On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

        Whether or not the participant makes an election under Section 83(b), the Company generally will qualify for a deduction, subject to the reasonableness of compensation limitation, at the time and equal to the amount that is taxable as ordinary income to the participant.

  Unrestricted Stock

        Upon receiving an award of unrestricted stock under the Plan, the participant will realize ordinary income to the extent of the fair market value (determined at the time of transfer to the employee) of such shares, over the amount, if any, paid by the employee for the shares. Such taxable amounts will be deductible as compensation by the Company.

  Deferred Stock

        A participant who receives an award of deferred stock will recognize no income on the grant of such award. However, he or she will recognize ordinary compensation income on the later transfer of the actual stock. If at the time of transfer the stock received is subject to a substantial risk of forfeiture, the tax treatment will be the same as discussed above under the caption "Restricted Stock." The Company generally will qualify for a deduction, subject to the reasonableness of compensation limitation, at the time and equal to the amount that is taxable as ordinary income to the participant.

  Cash Performance Awards

        Generally, a participant will recognize ordinary income and the Company will be entitled to a deduction (and will be required to withhold federal income taxes) with respect to such cash awards at the earliest time at which the participant has an unrestricted right to receive the amount of such cash payment.

  Section 162(m)

        Code Section 162(m) provides that the deduction by a publicly held corporation for compensation paid in a taxable year to the chief executive officer and the three other most highly compensated executive officers of the corporation is limited to $1 million per each individual officer. For purposes of Section 162(m), compensation which meets the requirements of "qualified performance-based compensation" is not subject to the deductibility limitation. There can be no assurance that such compensation under the Plan will be fully deductible under all circumstances.

        This general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. Different tax rules may apply to specific participants and transactions under the Plan, particularly in jurisdictions outside the United States.

Equity Compensation Plan Information

        The following table summarizes, as of December 25, 2010, the number of options issued under the Company's stock option plans and the number of options available for future issuance under these plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plan approved by security holders:
Charles River 2000 Incentive Plan	2,910,771		$41.22	700,592
Charles River 1999 Management Incentive Plan	1,000		$31.12	6,000
Inveresk 2002 Stock Option Plan	89,041		$25.22	—
2007 Incentive Plan	3,593,501		$35.46	2,518,303
Equity compensation plans not approved by security holders	—		—	—

Total	6,594,313	(1)		3,224,895	(2)

(1)
None of the options outstanding under any equity compensation plan of the Company include rights to any dividend equivalents (i.e., a right to receive from the Company a payment commensurate to dividend payments received by holders of common stock or other equity instruments of the Company).

(2)
On March 22, 2007, the Board of Directors determined that, upon approval of the 2007 Incentive Plan, no future awards would be granted under the preexisting equity compensation plans, including the Charles River 1999 Management Incentive Plan and the Charles River 2000 Incentive Plan. Shareholder approval was obtained on May 8, 2007. Previously, on February 28, 2005, the Board of Directors terminated the Inveresk 2002 Stock Option Plan to the extent that no further awards would be granted thereunder.

        The following table provides additional information regarding the aggregate issuances under the Company's existing equity compensation plans as of December 25, 2010:

Category	Number of securities outstanding	Weighted average exercise price	Weighted average term
	(a)	(b)	(c)
Total number of restricted shares outstanding(1)	777,740	$—	—
Total number of options outstanding	6,594,313	$37.87	4.10

(1)
For purposes of this table, only unvested restricted stock as of December 25, 2010 is included. Also for purposes of this table only, the total includes 71,197 restricted stock units granted to certain employees of the Company outside of the United States.

        In February 2011 the Company issued its annual equity compensation awards to its employees. Accordingly, the following table summarizes, as of March 10, 2011, the updated number of options issued under the Company's stock option plans and the updated number of options available for future issuance under these plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plan approved by security holders:
Charles River 2000 Incentive Plan	2,656,114		$40.98	932,905
Charles River 1999 Management Incentive Plan	1,000		$31.12	6,000
Inveresk 2002 Stock Option Plan	76,333		$25.33	—
2007 Incentive Plan	4,236,564		$35.95	1,068,438
Equity compensation plans not approved by security holders	—		—	—

Total	6,970,011	(1)		2,007,343	(2)

(1)
None of the options outstanding under any equity compensation plan of the Company include rights to any dividend equivalents (i.e., a right to receive from the Company a payment commensurate to dividend payments received by holders of common stock or other equity instruments of the Company).

(2)
On March 22, 2007, the Board of Directors determined that, upon approval of the 2007 Incentive Plan, no future awards would be granted under the preexisting equity compensation plans, including the Charles River 1999 Management Incentive Plan and the Charles River 2000 Incentive Plan. Shareholder approval was obtained on May 8, 2007. Previously, on February 28, 2005, the Board of Directors terminated the Inveresk 2002 Stock Option Plan to the extent that no further awards would be granted thereunder.

        The following table provides additional information regarding the aggregate issuances under the Company's existing equity compensation plans as of March 10, 2011.

Category	Number of securities outstanding	Weighted-average exercise price	Weighted average term
	(a)	(b)	(c)
Total number of restricted shares outstanding(1)	769,124	$—	—
Total number of options outstanding	6,970,011	$37.75	4.39

(1)
For purposes of this table, only unvested restricted stock as of March 10, 2011 is included. Also for purposes of this table only, the total includes 69,745 restricted stock units granted to certain employees of the Company outside of the United States.

Share Utilization Disclosure

        The following table summarizes our share utilization with respect to the Plan over the past three fiscal years. We include this in recognition that many shareholders find this information useful in evaluating equity compensation proposals, such as this Proposal 2.

Year	Stock Options Granted	Restricted Stock/ Restricted Stock Units Granted	Performance Shares Earned(1)	Total	Basic Weighted Average Common Shares Outstanding
FY2010(2)	1,367,780	382,800	0	1,750,580	62,561,294
FY2009(3)	2,252,704	539,440	29,042	2,821,186	65,366,319
FY2008(4)	820,200	383,388	62,633	1,266,251	67,273,748

(1)
In 2007 and 2008, the Company utilized performance awards as a component of our long-term equity incentives, which were paid out in the form of restricted and unrestricted common stock. Starting in 2009, we stopped issuing any new performance awards (although prior awards were paid out through 2009). Please see our 2008 and 2009 Proxy Statements for information regarding applicable performance metrics.

(2)
During 2010, (A) approximately 382,800 restricted shares were granted and (B) no performance shares were earned or granted.

(3)
During 2009, (A) 539,440 restricted shares were granted, (B) 29,042 performance shares were earned and (C) no performance shares were granted.

(4)
During 2008, (A) 383,388 restricted shares were granted and (B) 62,633 performance shares were earned. Performance Shares granted during 2008 totaling 61,100 are not included here.

PROPOSAL THREE—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are asking our shareholders to approve an advisory resolution on the Company's executive compensation as reported in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal and required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), provides our shareholders with the opportunity to express their views, on an advisory (non-binding) basis, on our executive compensation for our named executive officers for fiscal year 2010 as described in the "Compensation Discussion and Analysis" (CD&A) section beginning on page 32 of this Proxy Statement, as well as the Summary Compensation Table and other related compensation tables and narratives, on pages 48 through 63 of this Proxy Statement.

        We urge shareholders to read the CD&A, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narratives. Furthermore, for a detailed discussion of our 2010 financial performance and the actions we have taken during the past two years, please also see the sections entitled "Our Strategy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K filed with the SEC on February 23, 2011.

Advisory Vote and Board Recommendation

        We request shareholder approval of the 2010 compensation of our named executives as disclosed in this Proxy Statement pursuant to the SEC's compensation disclosure rules (which disclosure includes the CD&A, the compensation tables and narrative disclosures that accompany the compensation tables within the Executive Compensation section of this Proxy Statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executives and the compensation philosophy, policies and practices described in this Proxy Statement.

        Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

    "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executives, as disclosed in the Company's Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure within the Executive Compensation section of this Proxy Statement."

        This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, our Board of Directors and the Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

        The affirmative vote of the majority of the votes cast will constitute the shareholders' non-binding approval with respect to our executive compensation programs. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

        The Board of Directors recommends a vote "FOR" the approval of the advisory resolution on executive compensation.

 PROPOSAL FOUR—ADVISORY VOTE ON THE FREQUENCY OF
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In addition to the advisory vote on executive compensation in Proposal 3 above, the Dodd-Frank Act also enables our shareholders to express their preference for having a "say-on-pay" vote every one, two or three years. This advisory (non-binding) "frequency" vote is required once every six years beginning with the 2011 annual meeting.

        After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that shareholders vote for future advisory votes on executive compensation to occur every year.

        While our executive compensation program is designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. Given that the "say-on-pay" advisory vote provisions are new, holding an annual advisory vote on executive compensation provides the Board of Directors with more direct and immediate feedback on our compensation program. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation program in consideration of any one year's advisory vote on executive compensation by the time of the following year's annual meeting of shareholders.

Advisory Vote and Board Recommendation

        Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. (Shareholders are not voting to approve or disapprove the Board of Directors' recommendation). We understand that our shareholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and we will carefully review the voting results on this proposal.

        This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Notwithstanding the recommendation of the Board of Directors and the outcome of the shareholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

        The affirmative vote of the majority of votes cast will constitute the shareholders' non-binding approval with respect to the frequency of future advisory votes on executive compensation. Because there are three choices, it is possible that none will obtain a majority. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

        The Board of Directors recommends an annual advisory vote on executive compensation.

 PROPOSAL FIVE
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2011 and the effectiveness of the Company's internal control over financial reporting as of December 31, 2011. PricewaterhouseCoopers LLP was the Company's independent registered public accounting firm for the fiscal year ended December 25, 2010 and audited the Company's financial statements for the fiscal year ended December 25, 2010 and the effectiveness of the Company's internal control over financial reporting as of December 25, 2010. The Audit Committee proposes that the shareholders ratify this appointment for the fiscal year ending December 31, 2011. The Company expects that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, with the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

        In the event that ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company is not obtained at the Meeting, the Audit Committee will reconsider its appointment. Even if ratification is obtained, the Audit Committee may decide in the future it is in the Company's interest to no longer retain PricewaterhouseCoopers LLP.

        The affirmative vote of a majority of the votes properly cast at the Meeting is required to ratify the appointment of the independent registered public accounting firm.

Statement of Fees Paid to Independent Registered Public Accounting Firm

        The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the years ended December 25, 2010 and December 26, 2009, and fees for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2010	2009
Audit fees(1)	$3,457,182	$3,145,451
Audit-related fees(2)	893,390	1,480,892
Tax fees(3)	344,306	203,250
All other fees(4)	6,000	6,000

Total(5)	$4,700,878	$4,835,593

(1)
Audit fees consisted of work performed in the integrated audit of the Company's annual consolidated financial statements filed on Form 10-K, audit activity directly related to Section 404 of the Sarbanes-Oxley Act of 2002, reviews of the Company's quarterly condensed consolidated financial statements filed on Forms 10-Q, and the audits of statutory financial statements of certain foreign subsidiaries. All such services were approved in advance by the Audit Committee.

(2)
Audit-related fees consisted principally of fees for financial due diligence services for acquisitions and potential acquisitions, consultations regarding information system controls, collection and analysis of financial data to support operational decisions, and work performed in the audit of the Company's employee benefit plans. All such services were approved in advance by the Audit Committee.

(3)
Tax fees related to tax compliance, consulting, and tax return preparation. All such services were approved in advance by the Audit Committee.

(4)
All other fees consisted of fees for an accounting research tool. All such services were approved in advance by the Audit Committee.

(5)
None of the non-audit services constitute a prohibited activity for the Company's independent auditor under the Sarbanes-Oxley Act of 2002 or related SEC or NYSE regulations.

Policy and Procedures on Engagement and Retention of the Independent Auditor for Audit, Audit-Related and Non-Audit Services

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company's independent auditor. In recognition of this responsibility, the Audit Committee has established a policy for pre-approving all audit and permissible non-audit services provided by its independent registered public accounting firm.

        Prior to engagement of the independent registered public accounting firm for the next year's audit, management submits to the Audit Committee for approval a summary of services expected to be rendered during that year for all such services. Prior to engagement, the Audit Committee pre-approves a budget for each category of services. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget, quarterly and by category of service. Additional service engagements that exceed these pre-approved limits must be submitted to the Audit Committee for pre-approval. The Audit Committee of the Board of Directors has considered whether the provision of the services described above under the captions "tax fees" and "all other fees" is compatible with maintaining PricewaterhouseCoopers LLP's independence. The Audit Committee has concluded that these services do not compromise PricewaterhouseCoopers LLP's independence.

        The Audit Committee recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

 BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth certain information as of March 1, 2011, with respect to the beneficial ownership of shares of the Company's common stock by (1) each person known to the Company to own beneficially more than 5% of the outstanding shares of common stock, (2) each current director and nominee for director of the Company, (3) each of the executive officers listed in the Summary Compensation Table set forth below under the caption "Compensation of Executive Officers" (the named executives), and (4) the current directors and executive officers of the Company as a group. As of March 1, 2011, there were 51,510,918 shares of common stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned as of March 1, 2011		Percentage of Shares Outstanding
5% Shareholders
Janus Capital Management LLC	4,986,121	(1)	9.7%
JANA Partners, LLC	4,937,795	(2)	9.6%
FMR LLC	3,494,285	(3)	6.8%
BlackRock, Inc.	3,266,269	(4)	6.3%
Named Executive Officers
James C. Foster	1,402,011	(5)	2.7%
Thomas F. Ackerman	348,501	(6)	*
Nancy A. Gillett	135,123	(7)	*
David P. Johst	379,850	(8)	*
Davide A. Molho	53,345	(9)	*
Outside Directors
Robert J. Bertolini	3,640	(10)	*
Stephen D. Chubb	52,723	(11)	*
Deborah T. Kochevar	25,550	(12)	*
George E. Massaro	40,608	(13)	*
George M. Milne, Jr.	41,950	(14)	*
C. Richard Reese	35,450	(15)	*
Douglas E. Rogers	35,299	(16)	*
Samuel O. Thier	23,910	(17)	*
Richard F. Wallman	23,640	(18)	*
William H. Waltrip	52,723	(19)	*
All executive officers and directors as a group (15 persons)	2,654,323	(20)	5.0%

*
Less than 1%.

(1)
The information reported is based on a Schedule 13G/A filed with the SEC on February 14, 2011 by Janus Capital Management LLC. Janus Capital has shared voting and dispositive power with respect to all of the shares reported in the table. The address of Janus Capital is 151 Detroit Street, Denver, Colorado 80206.

(2)
The information reported is based on a Schedule 13D/A filed with the SEC on November 8, 2010 by JANA Partners, LLC. JANA Partners has sole voting and dispositive power with respect to all of the shares reported in the table. The address of JANA Partners is 767 Fifth Avenue, 8th Floor, New York, New York 10153.

(3)
The information reported is based on a Schedule 13G/A filed with the SEC on February 14, 2011 by FMR LLC, the parent company of Fidelity Management & Research Company (FMRC). FMR LLC has sole dispositive power with respect to all of the shares reported and sole voting power with respect to 941,620 shares reported in the table. FMRC states that it is the beneficial owner of 2,401,735 shares reported in the table as a result of acting as investment adviser to various investment companies. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)
The information reported is based on a Schedule 13G/A filed with the SEC on February 3, 2011 by BlackRock, Inc. BlackRock has sole voting and dispositive power with respect to all of the shares reported in the table. The address of BlackRock is 40 East 52nd Street, New York, New York 10022.

(5)
Includes 1,082,482 shares of common stock subject to options held by Mr. Foster that are exercisable within 60 days of March 1, 2011.

(6)
Includes 241,656 shares of common stock subject to options held by Mr. Ackerman that are exercisable within 60 days of March 1, 2011.

(7)
Includes 68,850 shares of common stock subject to options held by Dr. Gillett that are exercisable within 60 days of March 1, 2011.

(8)
Includes 259,949 shares of common stock subject to options held by Mr. Johst that are exercisable within 60 days of March 1, 2011.

(9)
Includes 31,209 shares of common stock subject to options held by Dr. Molho that are exercisable within 60 days of March 1, 2011.

(10)
Includes 0 shares of common stock subject to options held by Mr. Bertolini that are exercisable within 60 days of March 1, 2011.

(11)
Includes 22,440 shares of common stock subject to options held by Mr. Chubb that are exercisable within 60 days of March 1, 2011.

(12)
Includes 18,940 shares of common stock subject to options held by Dr. Kochevar that are exercisable within 60 days of March 1, 2011.

(13)
Includes 22,440 shares of common stock subject to options held by Mr. Massaro that are exercisable within 60 days of March 1, 2011.

(14)
Includes 22,440 shares of common stock subject to options held by Dr. Milne that are exercisable within 60 days of March 1, 2011.

(15)
Includes 24,940 shares of common stock subject to options held by Mr. Reese that are exercisable within 60 days of March 1, 2011.

(16)
Includes 22,440 shares of common stock subject to options held by Mr. Rogers that are exercisable within 60 days of March 1, 2011.

(17)
Includes 12,000 shares of common stock subject to options held by Dr. Thier that are exercisable within 60 days of March 1, 2011.

(18)
Includes 0 shares of common stock subject to options held by Mr. Wallman that are exercisable within 60 days of March 1, 2011.

(19)
Includes 22,440 shares of common stock subject to options held by Mr. Waltrip that are exercisable within 60 days of March 1, 2011.

(20)
Includes 1,912,226 shares of common stock subject to options exercisable within 60 days of March 1, 2011. None of the 2,714,323 shares reflected have been pledged as security.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and other equity securities of the Company. Officers, directors and such beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 25, 2010 all Section 16(a) filing requirements applicable to its officers, directors and such beneficial owners were complied with except that (1) an amendment to a Form 4 reporting the withholding of Dr. Gillett's common stock incident to the vesting of restricted common stock in February 2010, (2) a Form 5 reporting the gift of 1,050 shares of common stock by Mr. Ackerman in July 2010, and (3) a Form 5 reporting a total of seven acquisitions and dispositions of shares of common stock by family trusts of which Mr. Foster is technically deemed to be an indirect beneficial owner between June 2009 and May 2010, were all filed late. These late filings were the result of administrative errors.

COMPENSATION DISCUSSION AND ANALYSIS

        The purpose of our compensation program is to recruit and retain the strongest possible management team, while simultaneously aligning management's interest with those of our shareholders. With these considerations in mind, the Compensation Committee (referred to in this section of the Proxy Statement as the Committee) has overseen the development, implementation and administration of the Company's Executive Compensation Program (the Compensation Program or Program), described below, for members of senior management (including the Chief Executive Officer and the other four executives who are identified in the Summary Compensation Table below (our named executives)).

        The objectives of the Compensation Program did not materially change from fiscal 2009 to fiscal 2010. Executive compensation continues to be based on compensation principles and objectives focused on providing competitive compensation packages generally managed at the 50th-55th percentile of comparative market Total Direct Compensation (if performance meets target levels) which serves to align our named executives' efforts with the interests of shareholders.

Executive Summary

        We believe that to have the proper context in which to evaluate our Compensation Program, it is important to understand the business environment in which we have been, and still are, operating.

        Sales of our products and services, and resulting financial performance, during the period 2009 and continuing into 2010 were negatively impacted by accelerating changes taking place in the global biopharmaceutical industry. The combination of reduced customer demand, cost containment initiatives pursued by our customers, and excess capacity within both the contract research organization and pharmaceutical industries, all resulted in significant pricing pressure which began in late 2008 and continues today. In response, starting in 2009, we began to take decisive—and sometimes difficult—action to appropriately align our infrastructure to meet current demand and better support our customers in today's challenging environment, identify new strategies to enhance client satisfaction, improve operating efficiencies and generally strengthen our business model, and provide value to shareholders. Our specific actions included:

  •
  Closing sites, reducing headcount and reorganizing certain business units and administrative functions;

  •
  Implementing process improvement initiatives, including Lean Six Sigma; and

  •
  Focusing on four key initiatives:

  •
  improving our consolidated operating margin;

  •
  improving free cash flow;

  •
  disciplined investment in our existing growth businesses; and

  •
  returning value to shareholders through actions such as implementing stock repurchase programs.

        Our 2010 fiscal year was a challenging one for the Company, and in particular our Preclinical Services (PCS) business segment. For a detailed discussion of our 2010 financial performance, the factors that we believe are influencing demand from our customers, and the actions we have taken during the past two years, please see the sections entitled "Our Strategy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K filed with the SEC on February 23, 2011.

        In recognition of the impact of market and economic conditions on the Company's performance, our compensation practices have been appropriately modified. In addition, some of the actions we have implemented to improve our operating efficiency have impacted our current executive compensation practices as well. These actions included moderation or elimination in the following areas:

  •
  Compensation Strategy:  Starting in 2009, reduction of:

  •
  targeted total Long-Term Equity Incentive awards to the 50th percentile (previously, it was the 75 th); and

  •
  targeted Total Direct Compensation percentile range to the 50th-55th percentile (previously, it was 65th-75th);

  •
  Base Pay:  In 2009, implementation of a salary freeze (other than in connection with promotions) for a substantial percentage of our workforce, including all senior employees (including all of the named executives). In 2010, we lifted the salary freeze and implemented a modest base salary increase for most of our employees, including senior employees. For each of our named executives, this amounted to a minimal 2% increase (excluding the increase in base salary Mr. Johst received in February 2010 in recognition of the additional General Counsel responsibilities he had assumed starting in early 2009). A similar approach has been taken for 2011, resulting in a modest 3% increase for each named executive (effective April 2011), which parallels the average base-salary increase for our overall workforce;

  •
  Cash Incentives:  Reductions in our targeted bonus payouts under our Executive Incentive Compensation Plan (EICP) (including those applicable to our senior employees (including all of the named executives)) to 50% (2009) and 75% (2010) of traditional payouts;

  •
  Perquisites:  Starting in 2010, elimination of the majority of individual perquisites/benefits available to our officers (including the named executives) and corresponding elimination of the tax gross-up of these perquisites/benefits, coupled with the replacement of these benefits with our Corporate Officer Discretionary Allowance (CODA) program;

  •
  Retirement Plan Contributions:  Reduction of our 401(k) matching contribution by approximately 33.3%; and

  •
  Severance:  In 2010, reduction of the severance payouts available to corporate officers under the Company's Officer Separation Plan.

        We believe that the adjustments to our Program in 2009 and 2010 were appropriate in light of, and consistent with, the current economic and market environments, the Company's financial performance, the corporate actions taken, and recent executive compensation trends. Furthermore, the increased focus on near-term financial and operational objectives properly aligned management's incentives with the interests of our shareholders. While we acknowledge that the Company's financial performance during this period did not reach our expectations, a quick review of some of our executive compensation metrics clearly demonstrates how the Program, as adjusted, has resulted in a direct alignment of our pay and performance:

  •
  For the past three years, most named executives received below-target EICP payouts, and for the past two years, the EICP payouts have been generally $0 (including for Mr. Foster) or, in rare instances of formula payout, below 25% of target;

  •
  Total value of compensation, as calculated in accordance with the Summary Compensation Table (SCT), has been reduced by an average of 28% from 2008 to 2010 for the four named executives who have been continuously included in the SCT during that period (29% for Mr. Foster);

  •
  From 2008 to 2010, salaries for our named executives, including Mr. Foster, increased by only a total of approximately 2% for the period (absent material promotions/increases in responsibilities), consistent with salary increases for our overall employee base (0% in 2009 and 2% in 2010);

  •
  Our pay mix has maintained a continued focus on non-guaranteed compensation. On average, approximately 68% of 2010 intended annual compensation for our named executives was variable/based on Company performance (77% for Mr. Foster). Furthermore, annual base salary for our named executives remains a relatively small portion (28%) of our named executives' core intended compensation (20% for Mr. Foster).

        As seen in the chart below, the alignment between executive pay and our performance is evident by the close correlation from 2008 - 2010 between (1) the average total compensation paid (consistent with the SCT) to our 4 named executives who have been continuously included in the SCT in those years and (2) the Company's non-GAAP earnings per share from continuing operations during that period.

For purposes of this chart, "Other" refers to the total average amounts set forth in the following columns in the Summary Compensation Table on pg 48: (1) Change in Pension Value and Non-qualified Deferred Compensation Earnings and (2) All Other Compensation.

        Please see Appendix A to this Proxy Statement for reconcilation of our non-GAAP EPS to GAAP EPS for 2008-2010.

        In addition, starting in 2011, we have made two significant changes to our executive incentive compensation plan (EICP) that provides for (1) payout structures that vary depending on business unit growth, profitability, and other factors and (2) a reduction of the maximum payout for 2011 from 250% to 175% of target award amounts.

        The changes to the Program made during the past few years reflect our flexibility in responding to changing market conditions, the Company's business strategy and financial performance, and executive compensation standards. At the same time, we believe it is important to maintain consistency in our compensation philosophy and approach. While the Committee and our management team understand the impact that the current economic conditions and the Company's operating performance have had on our stock price, it is important to us that the elements of the Program continue to incentivize management toward the proper short- and long-term operating goals, which are intended to ultimately translate into appreciation in Charles River's stock price.

Objectives of the Compensation Program

        The Committee reviews and monitors the Compensation Program and compensation policies by reference to specific objectives which are established in accordance with its charter. The Committee recognizes the importance of establishing clear objectives for the Company's Compensation Program and the value of comparatively evaluating current and proposed compensation policies and practices in terms of their relative effectiveness in advancing those objectives. In keeping with the Company's philosophy that the Compensation Program should appropriately align executive compensation with both the short and long-term performance of the Company, the Committee has determined that the Compensation Program should achieve the following objectives:

  •
  attract and retain superior talent;

  •
  support the achievement of desired levels of Company performance;

  •
  align the interests of executives with the long-term interests of shareholders;

  •
  differentially and meritoriously reward individual performance; and

  •
  promote accountability.

        To achieve these broader objectives, the current design of the Compensation Program has also been crafted to accomplish the following:

  •
  effectively balance fixed and variable compensation through a continuum of compensation elements;

  •
  differentially reward individuals based on performance through the incorporation of both short-term and long-term elements;

  •
  differentially reward individuals who contribute to the success of high-performing business units; and

  •
  promote the achievement of desired levels of Company performance through the utilization of both short-term bonus and long-term equity elements.

        Accordingly, the underlying reward structure is specifically designed to encourage the following employee behaviors that are expected to heighten individual and Company performance levels and, ultimately, to enhance shareholder value, as shown below:

Desired Behaviors	Applicable Compensation Elements

Achievement of Short-Term Financial Objectives	• Annual Cash Incentive Awards

Focus on Key Short-Term (non-financial) Deliverables Designed to Enhance Long-Term Strategic Positions	• Annual Cash Incentive Awards

Focus on Long-Term Stock Appreciation	• Long-Term Equity (Stock Option and Restricted Stock Grants) • Stock Ownership Guidelines

Promoting Retention	• Base Salary • Stock Option and Restricted Stock Grants • Deferred Compensation Program • Corporate Officer Discretionary Allowance

Balanced Focus on Company, Business Segment and Business Unit Objectives	• Annual Cash Incentive Awards

        The Committee strives to ensure that each element of compensation is complementary to, or collectively reinforces, one or more other elements of the Program.

Compensation Elements

        The Company's Compensation Program for fiscal year 2010 consisted of the following core and supplemental elements:

Core Elements	Supplemental Elements

• Base salary • Annual cash incentive awards • Long-term equity incentive awards • Corporate Officer Discretionary Allowance (CODA)	• Company contributions to the Deferred Compensation Plan • Termination and Change of Control Agreements • Retirement Plans

        The core elements of compensation are typically those which the Committee evaluates on an annual basis, while the supplemental elements are programs or arrangements that the Company has installed for strategic reasons which may potentially provide additional compensation to an executive.

        Annual base salary represents a small portion (on average approximately 28%) of our named executives' core compensation. Approximately 68% percent of 2010 intended annual compensation for our named executives was based on the Company's performance, reflecting the Committee's focus on ensuring that senior management is appropriately rewarded for actual performance achievements. The following chart shows the 2010 total core compensation mix, based on intended (not actual) compensation.

2010 Intended Compensation Mix for Named Executive Officers

Compensation Element	Foster	Ackerman	Gillett(1)	Johst	Molho(1)	Average
Long-Term Equity Incentive Awards	61.6%	56.1%	43.2%	58.5%	48.1%	53.5%

Annual Cash Incentive Awards	14.9%	13.9%	18.0%	13.3%	12.8%	14.6%

Base Salary	19.9%	26.5%	34.3%	25.3%	34.1%	28.0%

Discretionary Allowance (CODA)	3.7%	3.4%	4.5%	3.0%	5.0%	3.9%

(1)
Does not include expenses incurred in connection with Dr. Gillett's or Dr. Molho's relocation to our Wilmington, Massachusetts headquarters at the request of the Company.

  Total Compensation Strategy and Peer Group

        The Committee attempts to adhere to a methodology that provides total core compensation to our named executives that is targeted to the market and refers to an applicable peer group of companies which are similar in size, industry and stage of development to the Company (the peer group). The peer group is primarily comprised of similarly sized companies operating in the area of life sciences and drug discovery and development, with a particular focus on ensuring that the peer group takes into account the presence of companies both in the greater Boston area and globally who compete directly with the Company for scientific and management talent. We draw upon data for comparable companies from public disclosures for the companies in the peer group and from reputable ongoing compensation surveys of similarly sized companies in the industries listed above. Each year the Committee reviews and approves the peer group as well as a Target Total Compensation Strategy which determines the targeted market percentile for each element of compensation.

        For the fiscal year 2010, the companies in the peer group included the following: Beckman Coulter, Inc., Biogen Idec, Inc., Cephalon, Inc., Covance Inc., Genzyme Corporation, Icon Plc, IDEXX Labs, Inc., Life Technologies Corp., MDS Inc., Millipore Corporation, Parexel International Corporation, PerkinElmer Inc., Pharmaceutical Product Development, Inc., and Waters Corporation. As compared to 2009, the peer group was unchanged with the exception of the removal of Sepracor Inc. which ceased being a public company in 2009. For fiscal year 2011, the companies in the peer group will no longer include MDS Inc. or Millipore Corporation, which have been eliminated due to divestiture of comparable businesses and due to acquisition, respectively, in 2010.

        The Committee endeavored to target core compensation elements in 2010 at the 50th-60th percentiles of competitive market data. While the determination of the amount of each core element was subject to critical independent evaluation, our objective was to provide total core compensation that fell within these parameters. These target percentiles were established in early 2009, following a review of competitive market data for our executive pay packages. Concurrently, the Committee also decided that, in light of the economic and market conditions and the near-term challenges facing the Company in 2009, it would be more beneficial to the Company for senior management to focus on meeting these near-term challenges, and accordingly it reduced targeted total Long-Term Equity Incentives to the 50th percentile (as compared to the 75th percentile previously) and reduced the targeted Total Direct Compensation percentile range to the 50th-55th percentile (as compared to the 65th-70th percentile previously). Unchanged as compared to 2009, the 2010 Target Total Compensation Strategy for each of the compensation elements shown was set by the Committee as follows:

Compensation Element	2010 Target Total Compensation Strategy
Short-Term Cash Compensation Components
Base Salary	50th percentile
Short-Term Incentives	60th percentile
Total Short-Term Cash Compensation	55th-60th percentile
Long-Term Equity Incentives	50th percentile

Total Direct Compensation	50th-55th percentile

        As shown in the preceding table, the Committee targeted Total Short-Term Cash Compensation (i.e., the combined value of base salary and targeted short-term cash incentives) at the 55th to the 60th percentile, and targeted Long-Term Equity Incentives at the 50th percentile in order to fairly balance Total Direct Compensation between long-term equity incentive awards and short-term cash compensation. The Total Direct Compensation percentile range is generally intended to reflect the Company's comparative historical performance versus peer group companies, based on a number of short and long-term financial performance indicators.

        For fiscal year 2011, the Committee determined that the Target Total Compensation Strategy for each compensation element would be unchanged from 2010. However, the Committee significantly modified the short-term incentive component of the strategy by incorporating a 4-tiered payout structure into the Company's annual cash incentive plan, including the EICP Plan. This change has resulted in a significant reduction of targeted bonus payouts for the named executives in 2011.

  Role of Executive Officers in Setting Compensation Parameters

        Only two of the named executives of the Company are regularly involved in assisting the Committee in setting compensation parameters. In his role as the Company's Corporate Executive Vice President, Human Resources, General Counsel and Chief Administrative Officer, Mr. Johst assists the Committee by providing data to the outside consultants, developing or modifying compensation plans and programs based on the Committee's input, and otherwise supporting the Committee's efforts to obtain the information and data required to make well-reasoned decisions regarding the compensation elements which comprise the Program. In his capacity as Chairman, President and Chief Executive Officer of the Company, Mr. Foster regularly participates in strategic discussions with the Committee regarding the design and scope of the Program to help ensure that the compensation elements, policies and practices underlying the Program are properly aligned with the Company's short-term financial and long-term strategic objectives. Mr. Foster also provides recommendations to the Committee regarding modifications to the Program which allow it to function more effectively in the context of the Company's evolving business organization, and assists the Committee in evaluating the individual performance of each executive officer (other than himself) to ensure that their respective levels of compensation take such performance into account. As a matter of process, Mr. Foster and Mr. Johst frequently work collaboratively to analyze internal and externally-provided compensation data and information, and provide preliminary recommendations to the Compensation Committee during the course of the Committee's determination of annual compensation levels. Other than Messrs. Foster and Johst, no executive officers of the Company play a significant, ongoing role in assisting the Committee to set compensation parameters.

  Annual Base Salary

        The Company's compensation philosophy embraces the premise that a reasonable level of base pay helps to promote retention and acts as an appropriate balance to other forms of variable or "at-risk" compensation. We pay base salaries within a range designed to approximate the median base salaries (i.e., 50th percentile) of executives with similar responsibilities in the peer group and surveys. Actual base salaries are determined after considering the competitive data, overall competitive position as compared to the Company's compensation philosophy, prior base salary and other compensation, the performance of the individual and internal equity considerations. None of these considerations has specific weights.

        In setting base salaries historically for our named executives, the Committee has taken into account that the lengthy tenures of executive officers, as well as their continued long-time superior performance, has resulted in base salaries generally gravitating towards the top of or above the targeted peer group range. Promotions and changes in responsibilities also impact the determination of salaries. For instance, Dr. Molho received an increase in base salary in 2009 when he was promoted to Corporate Senior Vice President, and Mr. Johst received an increase in base salary in February 2010 in recognition of the additional General Counsel responsibilities Mr. Johst assumed starting in early 2009.

        In early 2009, the Committee and the Company decided to implement a salary freeze for a substantial percentage of our workforce, including all senior employees (including all the named executives). In early 2010, after taking into account (1) the collective actions implemented in 2009 and early 2010 by the Company to address short-term economic and business challenges, and (2) retention risks and the negative impact on workforce morale if salaries remained unchanged for two consecutive years, we lifted the salary freeze and implemented a base salary increase for most of our employees, including senior employees. For our named executives, this amounted to a 2% increase for each executive. A similar approach has been taken for 2011, resulting in a 3% increase for each named executive (effective April 2011), which parallels the 2011 base-salary increase for our overall workforce.

        Based on the factors described above, on each of February 13, 2009, January 19, 2010 and November 29, 2010, the Committee set the annual base salaries of our named executives, effective as of the beginning of January 2009, January 2010 and the beginning of April 2011, respectively, as follows:

			2009 Adjustment		2010 Adjustment		2011 Adjustment
Name	2008 Salary		% Increase	2009 Salary	% Increase	2010 Salary	% Increase	2011 Salary
James C. Foster		$948,500	0%	$948,500	2%	$967,500	3%	$996,525
Thomas F. Ackerman		$454,480	0%	$454,480	2%	$463,570	3%	$477,477
Nancy A. Gillett		$444,080	0%	$444,080	2%	$452,962	3%	$466,550
David P. Johst		$454,480	0%	$454,480	13%	$513,570	3%	$528,977
Davide A. Molho	$	*	* %	$400,010	2%	$408,010	3%	$420,250

*
Prior to 2009, Dr. Molho was not a senior officer of the Company. Accordingly, comparisons of his base salary prior to that time are not relevant for purposes of demonstrating base salary changes for named executives.

  Annual Cash Incentive Awards

        The Company's Compensation Program includes an annual cash bonus element which closely links a significant portion of executive pay to the achievement of short-term performance targets which are critical to meeting the Company's stated financial objectives for the then-current fiscal year. These targets are typically tied to specific financial metrics derived from the Company's then-current operating plan. However, where appropriate, the Committee also approves non-financial goals that are designed to focus individuals on attaining objectives which include near-term, non-financial objectives that are also critical to the attainment of long-term strategic goals and ultimately promote positive long-term financial performance of the Company. This compensation element is designed to provide above-peer group compensation for performance that exceeds our historical achievement levels. Our annual cash incentive awards are also structured to appropriately reduce or eliminate the amount of such awards if performance falls short of the established performance targets.

        To implement our annual cash incentive awards, the Committee previously established the Executive Incentive Compensation Plan (EICP) which applies to executive officers and other key employees of the Company. We have designed the EICP to reward executives for their contributions to the success of the Company based on predetermined corporate/business unit, functional and/or individual objectives. The Committee annually establishes performance objectives and corresponding performance ranges for the executives. These performance objectives and ranges are generally developed through the Company's annual financial planning process, whereby we assess the future operating environment and build projections of anticipated results to align the performance expectations of this plan to the overall business objectives of the Company. EICP target award values for executives are intended to provide slightly above-median reward opportunities when performance objectives are met or exceeded (as described above, in 2010, the 60th percentile was targeted). It is intended that the target award, when aggregated with the base salary, will provide a competitive level of cash compensation when each named executive achieves his or her performance objectives, as approved by the Committee. An individual's actual bonus award is determined according to each named executive's performance in relation to his or her approved objectives.

        Target award percentages for the named executives are 70% of base salary for Executive Vice Presidents and 100% of base salary for the Chief Executive Officer. The participant's total target award percentage is divided among a variety of individually weighted performance objectives which may change from year to year but historically have included non-GAAP operating income (OI), revenue, non-GAAP earnings per share (EPS), return on net operating assets (RNOA) and other key Company performance metrics. In 2010, RNOA was replaced by non-GAAP free cash flow (FCF) as an applicable performance metric for certain individuals. The Committee believes that these financial metrics are very good measurements for assessing how the Company is performing from a financial standpoint. In particular, EPS is generally accepted as a key driver of shareholder return. The OI and FCF metrics measure how efficiently and effectively management deploys its capital and generates capital liquidity for corporate usage in pursuing opportunities that enhance shareholder value. Minimum and maximum performance levels for each performance objective are incorporated into the plan. For the performance objectives assigned to each of the named executives, minimum performance levels for 2010 were set at 90% of the target performance objective, and maximum performance levels were set at 110% of the target performance objective. The maximum payout in 2010 was 187.5% of target (75% of the typical 250%); in 2011 the maximum has been set at 175% of target. At the end of each fiscal year, we compare the Company's (and applicable business units') final performance for the fiscal year against the Company's (or business units') targeted performance established at the beginning of such fiscal year, and these measurements determine the EICP payout levels for each of the performance objectives tied to corporate (or business unit) performance. To determine a participant's actual award, each performance objective's payment level is multiplied by the relative weight of the performance objective within the target award percentage, and the cumulative amounts are aggregated to determine the individual's total EICP award amount.

        On January 19, 2010, the Committee established the 2010 EICP performance criteria for the named executives as described in the table on the next page. Objectives for 2011 have been essentially unchanged from 2010, although in some instances they have been weighted differently. The establishment of 2010 EICP performance goals for eligible employees (including our named executives) occurred in a manner very similar to 2009. In recognition of the severe economic downturn, conservative spending patterns of our customers, and other challenges that the Company was continuing to face in late 2009, management proposed to the Board of Directors a fiscal year 2010 operating plan which, in total, set certain operating targets below prior-year levels. As a condition to accepting the 2010 operating plan, the Board of Directors and the Compensation Committee required that any bonus award opportunities be reduced to 75% of targeted levels. This adjustment was mandated by the Board of Directors to eliminate the possibility that full bonus awards would be payable for performance that had declined from 2009. Accordingly, in response to the reduction in the 2010 operating plan, a corresponding reduction in potential EICP awards opportunities was determined to be warranted and fair.

        As fiscal 2010 progressed, it became apparent that overall corporate and PCS results were substantially below the target performance criteria and, accordingly, management recommended, and the Committee concurred, that EICP participants in corporate staff functions and in all but the Biopharmaceutical Services (BPS) portion of the PCS business segment would receive zero bonus payments under the plan. However, management recommended, and the Committee concurred, that in light of heightened concerns about employee morale and retention after two challenging years, the Company would use a small portion of its 2010 operating income to fund a nominal discretionary bonus payout to all non-officer bonus-eligible employees. None of the named executives received a discretionary bonus.

        We believe that the variability in the magnitude of the EICP award amounts correlates closely with the relative performance of the applicable business units (as compared to the targeted performance goals), and reflects a proper use of bonus compensation to distinguish between levels of annual performance. Year-to-year, EICP awards reflect such changes as shown in the table on page 43 of this Proxy Statement.

        The Committee has the discretion to employ its judgment in determining individual awards, and in fact approves the entire EICP award for each named executive. In addition to the quantitative factors, final individual EICP awards for the named executives, excluding the Chief Executive Officer, incorporate both (1) the Chief Executive Officer's recommendations and (2) the Committee's assessment of each named executive's performance and contribution. In addition, the Committee, at its sole discretion, may modify or change the EICP Plan at any time. With respect to the 2010 fiscal year, the target amounts and objectives were not modified and the awards to the named executives were not modified upwards from the amounts they were eligible to receive under the EICP formula, although as discussed above in some cases the awards were reduced to zero without regard to the formula calculations. The following table shows the fiscal 2010 target EICP cash bonus (at 100% payout level), performance goals, goal attainment levels, and cash bonuses actually paid (in February 2011) for each of our named executives:

	Target % (of base salary)	Target EICP Award Amount	Actual EICP Award Amount				Attainment Level
				Performance Goal
Named Executive						Weighting	Target*	Actual

James C. Foster	100%	$967,500	$0	1.	EPS(1)	30%	$2.45	$1.99
				2.	OI(1)	20%	$226.9 million	$185.2 million
				3.	Revenue(2)	30%	$1,221 million	$1,133 million
				4.	FCF (3)	20%	$156.8 million	$125.3 million

Thomas F. Ackerman	70%	$324,499	$0	1.	EPS(1)	30%	$2.45	$1.99
				2.	OI(1)	25%	$226.9 million	$185.2 million
				3.	FCF(3)	25%	$156.8 million	$125.3 million
				4.	Financial Compliance	10%	(4)	(4)
				5.	Process Efficiencies	10%	(4)	(4)

Nancy A. Gillett(5)	70%	$317,073	$0	1.	EPS(1)	20%	$2.45	$1.99
				2.	OI(1)	30%	$101.6 million	$55.4 million
				3.	Revenue(2)	40%	$527.1 million	$466.4 million
				4.	FCF (3)	10%	$48.9 million	$53.0 million

David P. Johst	70%	$359,499	$0	1.	EPS(1)	30%	$2.45	$1.99
				2.	OI(1)	20%	$226.9 million	$185.2 million
				3.	Revenue(2)	30%	$1,221 million	$1,133 million
				4.	FCF(3)	20%	$156.8 million	$125.3 million

Davide A. Molho(6)	50%	$204,005	$31,213	1.	EPS(1)	20%	$2.45	$1.99
				2.	OI(1)	40%	$137.8 million	$125.5 million
				3.	Revenue(2)	40%	$404.8 million	$380.0 million

*
Targets have not been adjusted to reflect the impact of the reclassification of our Phase I clinical services business (which was part of our PCS business segment) as discontinued operations. Since, at the time such decision was made, management and the Committee had already determined that only RMS and BPS elements would have payouts under the EICP Plan, no retroactive adjustment to target was necessary.

(1)
For purposes of 2010 EICP performance goals, consistent with the way the Company reports its non-GAAP financial results in its earnings releases, EPS (and to the extent applicable, OI) excluded the following items and, for EPS, their related tax effect: non-cash goodwill and other asset impairments in the fourth quarter of 2010, amortization of intangible assets and other charges related to our acquisitions; charges and operating losses attributable to businesses we plan to close or divest and other related miscellaneous expenses, expenses associated with evaluating acquisitions (including costs related to the termination of the acquisition of WuXi PharmaTech (Caymans) Inc.), severance costs associated with our cost-saving actions, tax expense (benefit) and related fees associated with the repatriation of cash into the United States, write-offs of deferred financing costs related to the extinguishment of debt, the positive impact of adjustments to contingent consideration payable for earlier acquisitions, and the additional interest recorded as a result of the adoption of an accounting standard related to our convertible debt accounting. The Committee determined that it was appropriate to exclude these items as they are outside our normal operations.

(2)
For purposes of 2010 EICP performance goals, revenue was based on the Company's net sales.

(3)
For purposes of 2010 EICP performance goals, FCF was based on net cash provided by operating activities less capital expenditures.

(4)
A portion of Mr. Ackerman's EICP performance goals was directed at his maintenance of the Company's financial regulatory compliance. The Compensation Committee establishes such goals with the intention that the maximum attainment level to be achieved will be 100%, and evaluates Mr. Ackerman's performance taking into consideration input from the Chairman of the Audit Committee of the Board of Directors. Another portion of Mr. Ackerman's EICP performance goals was directed at targeted levels of savings attributable to process efficiencies derived from the Company's Lean Six Sigma program and procurement initiatives.

(5)
For Dr. Gillett, each of her performance goals other than EPS was determined on an operating segment (PCS) basis, rather than on a corporate basis.

(6)
For Dr. Molho, each of his performance goals other than EPS was determined on an operating business (RMS—North America and European Union) basis, rather than on a corporate basis.

        Targeted and actual annual cash incentive awards for our named executives for fiscal years 2008 - 2010 are shown below.

Name	2008 Cash Incentive Award	Actual % of Cash Incentive Award vs. Target - 2008	2009 Cash Incentive Award	Actual % of Cash Incentive Award vs. Target - 2009	2010 Cash Incentive Award	Actual % of Cash Incentive Award vs. Target - 2010
James C. Foster	$817,133	86%	$0	0%	$0	0%
Thomas F. Ackerman	$278,608	88%	$0	0%	$0	0%
Nancy A. Gillett	$107,245	35%	$0	0%	$0	0%
David P. Johst	$352,733	111%	$74,296(1)	23%	$0	0%
Davide A. Molho	*	*	*	*	$31,213(1)	15.3%

*
Prior to 2009, Dr. Molho was not a senior officer of the Company. Accordingly, comparisons of his annual cash incentive awards prior to 2010—the first year it was set for him as a senior officer of the Company—are not relevant for purposes of demonstrating such changes for named executives.

(1)
Bonus payments made to Mr. Johst for 2009 and to Dr. Molho for 2010 were exclusively tied to the performance of the Company's CSS and RMS businesses, respectively.

        Starting in fiscal 2011, the Compensation Committee and the Company have made two significant changes to the EICP program which are intended to (1) moderate the potential cost of the EICP program in accordance with the business challenges of the Company and on-going cost constraint initiatives and (2) better align the EICP program with market practice:

  •
  Established payout structures that vary depending on business unit growth, profitability, and other factors, which for most EICP participants (including our named executives) will pay out at or below 60% of target if target performance is achieved; and

  •
  Maximum payout for 2011 has been reduced to 175% of target award amounts.

  Long-Term Equity Incentive Awards

        Long-term equity incentive (LTI) compensation, in the form of stock options and restricted stock grants, allows individuals to share in any appreciation in the value of the Company's common stock. The Committee believes that stock option and restricted stock awards align the recipient's interests with those of the shareholders. We design the amounts and types of awards to reward performance and create incentives to meet long-term objectives. Because the Committee particularly values longer-term shareholder value creation, we target long-term equity incentives to provide total compensation opportunities that, if achieved, would result in approximately median levels for similar executives in comparable firms. The Committee reviews and approves stock option and restricted stock awards to named executives on an annual basis. In the case of stock options, awards are granted at an exercise price equal to the closing price of the Company's common stock on the date of grant.

        Commencing in fiscal 2009, the Committee determined that all long-term equity awards would be comprised of time-based equity grants divided equally between stock options and restricted stock. Additionally, in accordance with its review of current executive compensation practices, the Committee also established the target for aggregate long-term equity incentive awards at the 50th percentile.

        The Committee typically targets the first quarter of the Company's fiscal year for granting annual stock awards to eligible recipients, absent an extraordinary event. We have made such grants in recent years and in the future it is expected that the Committee will continue to target the first quarter of the fiscal year for making annual stock awards. In all cases, the Committee seeks to structure equity grants so that they are awarded during an open-window period as designated by our Insider Trading Policy, or, if the Committee approval is provided during a non-window period, then the grants are made effective on the third business day following the Company's press release with respect to financial results for the prior quarter. This policy is intended to ensure that options are awarded at a time when the exercise price fully reflects all recently disclosed information. In the case of new hires eligible to receive equity grants, grants are generally made uniformly on the first business day of the month following the date the individual commences employment. While the Compensation Committee's Charter permits delegation of the Committee's authority to grant options in certain circumstances, all grants to executive officers are made by the Compensation Committee itself and not pursuant to delegated authority. The Company has never had any programs, policies or practices which are intended to time stock option grants with the release of material, non-public information in a manner which would provide advantageous option exercise prices to grant recipients.

        At the beginning of fiscal year 2010, as requested by the Compensation Committee, Company management, in consultation with the outside consultants, recommended to the Committee target values of stock options and shares of restricted stock, based on then-current pricing models, which were utilized by the Committee to establish preliminary target values of long-term equity awards for the named executives. In February 2010, when the awards were actually granted, the Committee approved stock options and restricted stock awards using the same valuation model that had been discussed at the beginning of the fiscal year.

        In determining award levels for annual equity awards to named executives, the Committee takes into account the values of awards made to similarly situated individuals in the peer group, the Company's overall performance, the individual performance of the named executive in the immediately preceding year and similar factors. In doing so, each year, with the input and guidance of the outside consultants, the Committee establishes target award amounts for a rating scale which the Committee then utilizes to determine the appropriate level of equity awards to be granted. More specifically, at the beginning of each fiscal year, each named executive is given a rating between 1 and 8 corresponding to the level of contributions of the executive to the Company's performance during the prior fiscal year (with a "4" rating being commensurate with expected, but strong, performance). The Company's Chief Executive Officer provides input to the Compensation Committee (for officers other than himself) in determining the appropriate rating for each officer. For 2010, the ratings for the named executives (which, when made in early 2010, were significantly influenced by 2009 individual contribution) ranged from 3-7. The Committee evaluates each named executive's total long-term equity target percentile (as part of the Target Total Compensation Strategy described above), and an absolute value of intended long-term equity awards (determined in dollars) is set, which is then allocated equally between stock options and restricted stock awards utilizing a Black-Scholes method for valuing the equity awards. These determinations are typically evaluated during the first month of the fiscal year. Once the intended value of the awards is determined, the numbers of stock options and shares of restricted stock are generally fixed utilizing a projected or estimated stock price (typically a whole-dollar price approximating the 60-day average price as of the beginning of February and/or the average of the 30, 60 and 90-day average prices as of the beginning of February); however, since the Committee typically approves awards with an expected future grant date, there may be some variance between the intended value of these awards as compared to the actual value on the date of grant. Accordingly, in February 2010, the Committee determined to award the named executives stock options and restricted stock having the following intended values: Mr. Foster, $3,000,000; Mr. Ackerman, $980,000; Dr. Gillett, $570,000; Mr. Johst, $1,190,000; and Dr. Molho, $575,000. In addition, in recognition of Mr. Johst's additional responsibilities as General Counsel, in February 2010 the Company awarded him a separate grant of 2,860 shares of time-based restricted stock with an intended value of $100,000.

  Other Benefits and Perquisites

        Our employees generally, including the named executives, are eligible for certain benefits, such as medical, dental, basic life insurance and employer contributions to the Company's 401(k) plan. In addition, in the years prior to fiscal 2010, the Committee determined that, in certain instances, compensation could be conveyed to named executives and other members of senior management through the judicious use of other benefits and perquisites in a manner that was more cost-efficient than providing the base salary equivalent and which would simultaneously fulfill particular business purposes. Consequently, the Committee historically approved the inclusion of a limited number of perquisites in the overall compensation package of named executives. To offset unintended increased taxable income effects and provide these perquisites and benefits on a "tax-neutral" basis, the Company also provided tax gross-ups with respect to many of these benefits and perquisites. In general, these perquisites and other benefits comprised a small percentage of the total core compensation mix (typically less than 5% on average) for the named executives.

        During 2009, the Committee and Company management jointly reviewed perquisite policies of similarly situated companies, drawing upon materials provided by the Company's human resources department and the outside consultants. This review was also influenced by feedback the Company received from shareholders and shareholder advisory firms during the 2009 proxy season. Accordingly, while our prior pay practices were generally well received, we nonetheless decided that improvements could be made through two interrelated steps effective for 2010:

  •
  First, we replaced the majority of executive officer perquisites that were not available to our employees generally with our Corporate Officer Discretionary Allowance (CODA) program.

  •
  Second, we eliminated tax gross-ups on Company-provided perquisites (including with respect to the CODA program).

        The Charles River CODA program provides specific cash allowance tiers based on an executive's level in the Company. Accordingly, in fiscal 2010, the named executives received annual cash allowances in the following amounts:

Officer Level	CODA

Chief Executive Officer	$180,000

Corporate Executive Vice President	$60,000

        The CODA provides that the executive receives the full amount of the cash allowance each fiscal year. Each executive is permitted to use the cash amount based on his or her personal needs, although as these amounts were specifically intended to replace a number of in-kind perquisites previously provided by the Company, it is expected that the executive will generally utilize these amounts to substitute for the elimination of these benefits. One-half of the CODA is subject to reimbursement if the employee is terminated or leaves the Company within the first 6 months of the fiscal year.

        In transitioning from our prior perquisite compensation practices to the CODA, the Company facilitated the continuation of certain executive health insurance benefits and long-term disability benefits for those officers who wish to pay for these services directly.

        In addition, the Company utilizes leased aircraft for business purposes on infrequent occasions where it is determined that such use is a prudent, economical and efficient method of transportation. Mr. Foster is permitted to utilize the Company-leased aircraft for non-business purposes. Mr. Foster reimburses the Company for the full incremental costs of such usage. We believe this benefit increases the level of safety and security for Mr. Foster, enables him to make more efficient use of his travel time, and entails minimal incremental cost to the Company for any accompanying family members.

Supplemental Elements of the Compensation Program

        The Company has a number of supplemental elements in the Compensation Program which are considered by the Committee, but do not factor directly into the annual determination of executive compensation. These elements have unique features and roles in the Program which led to their initial implementation and which continue to be important to the Program generally.

  Post-Termination Benefits and Agreements

        As described in more detail in this Proxy Statement under "Executive Compensation and Related Information—Potential Payments Upon Termination or Change in Control," the Compensation Program includes both (1) an Officer Separation Plan and (2) Change-in-Control Agreements. The Company policy historically has been to provide eligibility under both the Officer Separation Plan and a Change-in-Control Agreement to officers with the position of corporate vice president or above. Both of these compensatory elements operate similarly: upon specified events which result in either the termination of the officer and/or a change in control of the Company, particular benefits will accrue to the officer (although payments made under the Change-in-Control Agreements will generally reduce or offset payments and benefits to which the officer may be entitled under the Officer Separation Plan). Each of the named executives is eligible under the Officer Separation Plan and each has a Change-in-Control Agreement.

        At its core, the Company views these compensatory elements as serving three important purposes. First, there is a critical recruitment and retention aspect. Second, these policies protect the benefits of executive officers who have provided long and meritorious service to the Company, particularly if there is an unexpected employment termination by the Company due to on-going changes in the Company's employment needs. Finally, these elements avoid personal distractions and encourage employees to remain focused on the Company's business in the event of a rumored or actual takeover. The Committee periodically conducts formal and informal market checks and believes that both the levels of payment to be made under these programs and the applicable triggers are appropriate and consistent with current general market practices.

        In 2010, the Company substantially revised the Officer Separation Plan, the primary effect of which was to reduce the magnitude and length of time that severance benefits are available.

  Deferred Compensation Plan Contributions

        As described in more detail in this Proxy Statement under "Executive Compensation and Related Information—Nonqualified Deferred Compensation," certain of our executives, including the named executives, receive a compensatory element in connection with our Deferred Compensation Plan. Presently, there are two different methods by which the Company may contribute. First, with respect to executives who previously were participants in the Company's Executive Supplemental Life Insurance Retirement Plan (ESLIRP), the Company credits to their accounts the present value of the annual Company accrual as it would have been calculated under the ESLIRP. This treatment applies to Messrs. Foster, Ackerman and Johst. Second, with respect to certain other employees, including Drs. Gillett and Molho, the Company provides an annual contribution to their Deferred Compensation Plan account of 10% of the sum of their base salary plus the lesser of (1) their target annual bonus or (2) actual annual bonus.

        We provide a Deferred Compensation Plan because the Company wishes to permit our executive employees to defer the obligations to pay taxes on certain elements of their compensation while also potentially receiving earnings on deferred amounts. The Deferred Compensation Plan was implemented to motivate and ensure the retention of employees by providing them greater flexibility in structuring the timing of their compensation payments. The employer contributions to the Deferred Compensation Plan ultimately have their origins in the legacy ESLIRP program, which was a longstanding element of the Company's executive compensation package.

  Retirement Plans

        As described in more detail in this Proxy Statement under "Executive Compensation and Related Information—Pension Benefits," the Company historically provided a retirement benefit for certain U.S. employees, including each of the named executives, until 2002, when the Company amended the existing U.S. defined benefit pension plan to exclude new participants. Effective April 30, 2008, we froze the pension plan, and no additional benefits will accrue to participants (and all participant's rights to benefits under the pension plan have fully vested).

Other Factors Underlying the Ongoing Implementation of the Compensation Program

  Stock Ownership Guidelines

        The Company's officer stock ownership guidelines operate as a related feature to the Compensation Program. The Board of Directors believes that executive management should have a meaningful economic stake in the Company in order to align the interests of management and the Company's shareholders. Therefore, the Board has adopted stock ownership guidelines for executive management which are designed to satisfy an individual executive's need for portfolio diversification, while maintaining management stock ownership at levels high enough to assure our shareholders of management's commitment to creating corporate value.

        Under these guidelines, members of our executive management are required to maintain an ownership position, expressed as a multiple of salary, as follows:

CEO	4X base salary
Corporate Executive VP	3X base salary
Corporate Senior VP	2X base salary
Corporate VP	1X base salary

        Officers have four years from the time they attain the executive level listed above to comply with the ownership requirements. Stock options and unvested restricted stock are not counted toward the holding requirement. The Committee periodically reviews stock ownership levels of members of our executive management to ensure compliance. As of the date of this Proxy Statement, each of the named executives is in compliance with the Company's stock ownership guidelines.

  Derivatives Trading

        The Company grants equity incentives for the reasons discussed above including to align the interests of Charles River's employees with those of shareholders. Accordingly, the Company's Insider Trading Policy prohibits employees (and directors) from trading in derivative securities related to the Company, such as puts or calls on the Company's common stock, since such securities may diminish the alignment the Company is trying to foster, as well as expose the Company to potential embarrassment.

 REPORT OF COMPENSATION COMMITTEE

        The Compensation Committee, comprised of independent directors, has reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company's management and, based on the review and discussions, recommended to the Company's Board of Directors that the CD&A be included in this Proxy Statement.

        The foregoing report has been furnished by the Compensation Committee.

THE COMPENSATION COMMITTEE Mr. William H. Waltrip (Chair) Mr. C. Richard Reese Mr. Douglas E. Rogers

EXECUTIVE COMPENSATION AND RELATED INFORMATION

2010 Summary Compensation Table

        The following table sets forth all of the compensation awarded to, earned by or paid to the Company's named executives (our principal executive officer, our principal financial officer and the three other highest-paid executive officers) for the years ended December 27, 2008, December 26, 2009 and December 25, 2010.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)(6)		Total ($)
James C. Foster	2010	967,500	1,516,800	1,942,400	0	143,549	188,716		4,758,965
Chairman, Chief Executive	2009	948,500	1,339,200	1,285,897	0	91,941	1,585,708		5,251,246
Officer, President and	2008	948,500	2,361,360	1,182,840	817,133	213,171	1,190,613		6,713,617
Director
Thomas F. Ackerman	2010	463,570	528,984	607,000	0	129,188	72,671		1,801,413
Corporate Executive	2009	454,480	427,800	410,945	0	51,003	494,353		1,838,581
Vice President and	2008	454,480	785,558	386,384	278,608	187,090	511,280		2,603,400
Chief Financial Officer
Nancy A. Gillett	2010	452,962	305,256	350,239	0	14,993	123,775	(7)	1,247,225
Corporate Executive	2009	444,080	370,050	352,245	0	10,182	477,873		1,654,430
Vice President and	2008	444,080	820,706	411,551	107,245	15,098	116,885		1,915,565
President, Global
Preclinical Services
David P. Johst	2010	513,570	689,765	677,412	0	86,457	73,722		2,040,926
Corporate Executive	2009	454,480	527,000	410,945	74,296	43,476	409,819		1,920,016
Vice President, Human	2008	454,480	785,558	386,384	352,733	108,582	361,063		2,448,800
Resources, General
Counsel and Chief
Administrative Officer
Davide A. Molho	2010	408,010	310,944	358,130	31,213	—	358,308	(7)	1,466,605
Corporate Executive Vice
President and President,
Global Research Models
and Services

(1)
These amounts represent the aggregate grant date fair value of restricted stock awards and performance awards granted in fiscal 2010, fiscal 2009 and fiscal 2008, respectively, computed in accordance with FASB ASC Topic 718. Performance awards were not granted in fiscal 2009 or fiscal 2010. For a detailed description of the assumptions used for purposes of determining grant date fair value, see note 9 to our Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-based Compensation," included in our Form 10-K for the fiscal year ended December 25, 2010.

(2)
These amounts represent the aggregate grant date fair value of stock option awards granted in fiscal 2010, fiscal 2009 and fiscal 2008, respectively, computed in accordance with FASB ASC Topic 718. For a detailed description of the assumptions used for purposes of determining grant date fair value, see note 9 to our Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-based Compensation" included in our Form 10-K for the fiscal year ended December 25, 2010.

(3)
Reflects payments under the Company's EICP Plan for the respective fiscal year, which are paid the following February.

(4)
Reflects the aggregate change in actuarial present value of the named executive officers' accumulated benefits under the Charles River Laboratories, Inc. Pension Plan. The positive change in present value in 2010 was due to both a decrease in the discount rate from 2009 (6%) to 2010 (5.5%) and interest attributable to the passage of time. Above-market or preferential earnings are not available under our Deferred Compensation Plan, which is our only plan or arrangement pursuant to which compensation may be deferred on a basis that is not tax-qualified, or any of our other benefit plans.

(5)
For fiscal year 2010, the amounts in this column include the following: (a) 2010 employer contributions under the Company's 401(k) Plan (Mr. Foster, $7,350; Mr. Ackerman, $7,350; Mr. Johst, $7,350; Dr. Gillett, $7,119 and Dr. Molho, $7,073); (b) cash allowances amounts provided to our named executives pursuant to our Corporate Officer Discretionary Allowance (CODA) program (Mr. Foster, $180,000; Mr. Ackerman, $60,000; Mr. Johst, $60,000; Dr. Gillett, $60,000 and Dr. Molho, $60,000); and (c) miscellaneous personal benefits and perquisites in each case, with the exception of Dr. Molho, in an aggregate amount less than $10,000. The amounts in this column also include amounts credited by the Company to the named executives' Deferred Compensation Plan accounts, as described further in footnote (6) below. On a small number of occasions during 2010, some of the named executives used tickets purchased by the Company to attend certain events; however, there was no incremental cost to the Company attributable to the named executives' use of these tickets.

(6)
Includes amounts credited to the named executives' Deferred Compensation Plan account balances (net of FICA taxes). Additional amounts credited with respect to fiscal year 2010 are as follows: Mr. Foster, $0; Mr. Ackerman, $0; Mr. Johst, $5,284; Dr. Gillett, $44,578, and Dr. Molho $44,109.

(7)
For Dr. Gillett includes $8,457 related to miscellaneous residual relocation expenses incurred in 2010 from her relocation in 2009 to our Wilmington headquarters. For Dr. Molho includes amounts related to relocation expenses in 2010 consisting of (1) reimbursement for temporary living expenses and other moving and related travel costs, (2) home start-up expenses, (3) travel expenses for a limited number of yearly return visits for Dr. Molho's family, (4) childcare and/or school and education tuition for Dr. Molho's children, (5) international tax planning and preparation related to the relocation and (6) a tax gross-up amount. The aggregate costs to the Company for these relocation benefits to Dr. Molho in 2010 was $244,371, including $49,779 reflecting tax gross-up amounts.

 2010 Grants of Plan-Based Awards

        The following table sets forth the information regarding grants of plan-based awards made to our named executives during 2010. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards will ever be realized.

							All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)		Grant Date Fair Value of Stock and Option Awards ($)(5)
			Date of Board or Compensation Committee Action to Approve Grant (1)
				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)

Name	Type of Award(*)	Grant Date		Threshold ($)	Target ($)	Maximum ($)

James C. Foster	EICP	1/19/10	1/19/10	21,769	725,625	1,814,063
	SO	2/26/10						160,000	37.92	1,942,400
	RS	2/26/10					40,000			1,516,800

Thomas F. Ackerman	EICP	1/19/10	1/19/10	7,301	243,374	608,436
	SO	2/26/10						50,000	37.92	607,000
	RS	2/26/10					13,950			528,984

Nancy A. Gillett	EICP	1/19/10	1/19/10	7,134	237,805	594,513
	SO	2/26/10						28,850	37.92	350,239
	RS	2/26/10					8,050			305,256

David P. Johst	EICP	1/19/10	1/19/10	8,089	269,624	674,061
	SO	2/26/10						55,800	37.92	677,412
	RS	2/26/10					18,190			689,765

Davide A. Molho	EICP	1/19/10	1/19/10	4,590	153,004	382,509
	SO	2/26/10						29,500	37.92	358,130
	RS	2/26/10					8,200			310,944

(*)
Types of Award:

        EICP—Executive Incentive Compensation Plan
        SO—Stock Option
        RS—Restricted Stock

(1)
See the section of the Proxy Statement entitled "Compensation Discussion and Analysis" for a discussion regarding the Company's equity award grant date practices.

(2)
Reflects 75% of the threshold (3% of target), target and maximum (250% of target) amounts payable under the EICP Plan with respect to fiscal year 2010, per the adjusted 2010 payout approved by the Compensation Committee. Threshold amounts reflect minimum positive payouts under the EICP Plan, although if minimum performance levels (90% of performance target) are not achieved, there may be no payout. Under certain discretionary circumstances, additional amounts can be paid under the EICP Plan. The potential payouts are performance-driven and therefore completely at risk. Actual amounts paid to the named executives under the EICP Plan with respect to fiscal year 2010 are set forth in the Summary Compensation Table above.

(3)
Reflects restricted common stock granted on February 26, 2010.

(4)
Reflects stock options granted on February 26, 2010.

(5)
The grant date fair market value of options has been calculated using the Black-Scholes pricing model, based on the following assumptions: an expected volatility of 34%, a weighted average expected life of 4.5 years and a risk-free interest rate of 2.33%. The grant date fair value of restricted stock is determined from the market value of the stock on the date of grant.

  Description of Certain Awards Granted in 2010

        All awards of stock options and restricted stock were granted pursuant to the Company's 2007 Incentive Plan, as amended. Options vest and become exercisable in equal installments on or about the anniversary date during the four years following the date of grant, subject to continued employment. Restricted shares generally vest in equal installments on or about the anniversary date during the four years following the date of grant, subject to continued employment, with the exception of 2,860 shares of restricted stock that were granted to Mr. Johst on February 26, 2010, which vest in equal installments on or about the anniversary date during the two years following the date of grant, subject to continued employment. The exercise price of stock options is equal to or higher than the closing price of the Company's common stock on the date of grant. All grants of non-equity incentive plan awards have been made pursuant to our EICP Plan.

  Employment-Related Agreements and Arrangements

        As described in the Compensation Discussion and Analysis, the Company does not enter into employment agreements with any of its corporate executive officers, including the named executives. The named executives, however, are beneficiaries of certain separation and change-in-control agreements, as well as defined benefit and deferred compensation arrangements, as further described below in this Proxy Statement. In addition, Dr. Molho receives certain compensation benefits as provided by letter agreements he entered into with the Company in 2009 concurrent with his then-promotion to Corporate Senior Vice President and his commitment to relocate from Europe to our corporate headquarters in Massachusetts.

 Outstanding Equity Awards at Fiscal 2010 Year-End

        The following table sets forth the information regarding each outstanding unexercised or unvested equity award held by our named executive officers as of December 25, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

James C. Foster	40,000	0		31.97	08/01/2011
	117,380	0		32.15	07/15/2012
	196,958	0		32.87	07/23/2013
	150,000	0		43.07	02/13/2014
	142,206	0		47.75	02/17/2015
	23,438	0		47.36	05/09/2015
	121,400	0		38.03	08/11/2013
	63,412	21,138	(2)	46.60	02/23/2014
	39,950	39,950	(3)	58.58	02/28/2015
	53,312	159,938	(4)	24.80	02/27/2016
	0	160,000	(5)	37.92	02/26/2017	101,988	(6)	3,640,972

Thomas F. Ackerman	2,757	0		31.97	08/01/2011
	23,400	0		32.15	07/15/2012
	26,600	0		32.87	07/23/2013
	20,200	0		43.07	02/13/2014
	32,930	0		47.75	02/17/2015
	11,719	0		47.36	05/09/2015
	26,250	0		38.03	08/11/2013
	23,737	7,913	(2)	46.60	02/23/2014
	13,050	13,050	(3)	58.58	02/28/2015
	17,037	51,113	(4)	24.80	02/27/2016
	0	50,000	(5)	37.92	02/26/2017	34,251	(7)	1,222,761

Nancy A. Gillett	15,400	0		38.03	08/11/2013
	16,925	8,463	(2)	46.60	02/23/2014
	13,900	13,900	(3)	58.58	02/28/2015
	14,812	44,438	(4)	24.80	02/27/2016
	0	28,850		37.92	02/26/2017	27,151	(8)	969,291

David P. Johst	21,800	0		31.97	08/01/2011
	23,400	0		32.15	07/15/2012
	26,600	0		32.87	07/23/2013
	20,200	0		43.07	02/13/2014
	32,930	0		47.75	02/17/2015
	11,719	0		47.36	05/09/2015
	26,250	0		38.03	08/11/2013
	22,087	7,363	(2)	46.60	02/23/2014
	13,050	13,050	(3)	58.58	02/28/2015
	17,037	51,113	(4)	24.80	02/27/2016
	0	55,800	(5)	37.92	02/26/2017	40,291	(9)	1,438,389

Davide A. Molho	2,284	0		47.75	02/17/2015
	4,100	0		38.03	08/11/2013
	2,812	938	(2)	46.60	02/23/2014
	2,450	2,450	(3)	58.58	02/28/2015
	5,012	15,038	(4)	24.80	02/27/2016
	0	29,500	(5)	37.92	02/26/2017	5,025	(10)	179,393
						8,200	(11)	292,740

(1)
Calculated based on the closing price ($35.70) of the Company's stock on December 23, 2010, the last trading day of the fiscal year 2010.

(2)
The unexercisable stock options will vest on 2/23/2011.

(3)
One half of the unexercisable stock options will vest on the following dates: 2/28/2011 and 2/29/2012.

(4)
One third of the unexercisable stock options will vest on the following dates: 2/27/2011, 2/27/2012 and 2/27/2013.

(5)
The stock options vest in 25% increments on the following dates: 02/26/2011, 02/26/2012, 02/26/2013 and 02/26/2014.

(6)
The stock awards vest as follows: 7,438 shares vest on 2/23/2011, 7,025 shares vest on 2/28/2011, 7,025 shares vest on 2/29/2012, 13,500 shares vest on 2/27/2011,13,500 shares vest on 2/27/2012, 13,500 shares vest on 2/27/2013, 10,000 shares vest on 2/26/2011, 10,000 shares vest on 2/26/2012, 10,000 shares vest on 2/26/2013 and 10,000 shares vest on 2/26/2014.

(7)
The stock awards vest as follows: 2,788 shares vest on 2/23/2011, 2,287 shares vest on 2/28/2011, 2,288 shares vest on 2/29/2012, 4,313 shares vest on 2/27/2011, 4,312 shares vest on 2/27/2012, 4,313 shares vest on 2/27/2013, 3,487 shares vest on 2/26/2011, 3,488 shares vest on 2/26/2012, 3,487 shares vest on 2/26/2013 and 3,488 shares vest on 2/26/2014.

(8)
The stock awards vest as follows: 2,975 shares vest on 2/23/2011, 2,437 shares vest on 2/28/2011, 2,438 shares vest on 2/29/2012, 2,813 shares vest on 2/27/2011, 2,812 shares vest on 2/27/2012, 2,813 shares vest on 2/27/2013, 938 shares vest on 2/27/2011, 937 shares vest on 2/27/2012, 938 shares vest on 2/27/2013, 2,012 shares vest on 2/26/2011, 2,013 shares vest on 2/26/2012, 2,012 shares vest on 2/26/2013 and 2,013 shares vest on 2/26/2014.

(9)
The stock awards vest as follows: 2,588 shares vest on 2/23/2011, 2,287 shares vest on 2/28/2011, 2,288 shares vest on 2/29/2012, 6,313 shares vest on 2/27/2011, 4,312 shares vest on 2/27/2012, 4,313 shares vest on 2/27/2013, 5,207 shares vest on 2/26/2011, 5,208 shares vest on 2/26/2012, 3,887 shares vest on 2/26/2013 and 3,888 shares vest on 2/26/2014.

(10)
Consists of restricted stock units which vest as follows: 325 units vest on 2/23/2011, 437 units vest on 2/28/2011, 438 units vest on 2/29/2012, 1,275 units vest on 2/27/2011, 1,275 units vest on 2/27/2012, and 1,275 units vest on 2/27/2013.

(11)
The stock awards vest as follows: 2,050 shares vest on 2/26/2011, 2,050 shares vest on 2/26/2012, 2,050 shares vest on 2/26/2013 and 2,050 shares vest on 2/26/2014.

        The Company has not engaged in any option repricings or other modifications to any of its outstanding equity awards during fiscal years 2008, 2009 or 2010.

2010 Option Exercises and Stock Vested

        The following table shows information regarding stock option exercises and vesting of restricted stock awards and restricted stock units with respect to the named executives during the year ended December 25, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James C. Foster	0	—	45,913	1,639,168
Thomas F. Ackerman	0	—	15,264	555,783
Nancy A. Gillett	0	—	13,313	478,110
David P. Johst	16,000	246,560	14,863	540,739
Davide A. Molho(3)	0	—	2,476	90,364

(1)
The value realized on the exercise of stock options and the immediate sale of shares acquired upon exercise is based on the difference between the exercise price and the intraday price of our common stock at the time of exercise. In other circumstances, such as where the underlying shares are held following the exercise of the stock option, the value realized is based on the difference between the exercise price and the closing price of our common stock on the date of exercise.

(2)
The value realized on vesting of restricted stock is based on the closing price of our common stock on the trading date immediately preceding the date of vesting.

(3)
Dr. Molho's total includes 2,038 restricted stock units which vested in 2010 (in addition to 438 shares of restricted stock which vested in 2010).

 2010 Pension Benefits

        One of the Company's sponsored defined benefit plans, the Charles River Laboratories, Inc. Pension Plan, is a qualified, non-contributory plan that covers most U.S. employees hired prior to January 1, 2002. Employees hired after December 31, 2001 are not eligible to participate in this Plan. Each of the named executives with the exception of Dr. Molho is a participant in the pension plan and has an accrued pension benefit thereunder. The Plan was frozen effective April 30, 2008. No additional benefits will be accrued to participants after such date. All participants' rights to benefits under this plan have vested.

        Benefits under the U.S. Pension Plan are based on the participants' highest five consecutive years of compensation and years of service as of April 30, 2008. The amount of pension payable annually at normal retirement (age 65) is equal to the greatest of: (1) 1 1/8% of participants' highest average five consecutive years of compensation (excluding compensation earned after April 30, 2008) multiplied by years of service earned through April 30, 2008 (up to 40 years), less the maximum offset allowance determined as of April 30, 2008 in accordance with the Code Section 401(l); (2) $180 multiplied by years of service as of April 30, 2008; and (3) $1,500. In addition, certain officers and key employees are entitled to a frozen supplemental benefit ranging in amount from $51,000-$97,000. The applicable amounts for the named executives are as follows: Mr. Foster, $73,000; Mr. Ackerman, $97,000; and Mr. Johst, $79,000. Dr. Gillett is not entitled to a frozen supplemental benefit.

        Compensation under the U.S. Pension Plan generally would include amounts shown as salary and non-equity incentive plan compensation for the named executives (as shown on the Summary Compensation Table above) and would exclude any wages derived from stock options or severance pay. Early retirement benefits are provided to any retiring participant who has attained age 55 and completed five years of vesting service. The early retirement benefit is equal to the participant's normal retirement benefit reduced by 5/9% per month for the first 60 months and 5/18% for each month over 60 by which the participant's benefit commencement date precedes his or her normal retirement date. Messrs. Foster and Ackerman and Dr. Gillett are each currently eligible for early retirement.

        Participants' rights to benefits under this plan vest upon completion of five years of service.

        The table below sets forth information regarding the accumulated benefits of the named executives under the Charles River Laboratories, Inc. Pension Plan.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
James C. Foster	Charles River Laboratories, Inc. Pension Plan	32.6	1,210,747	0
Thomas F. Ackerman	Charles River Laboratories, Inc. Pension Plan	20.0	968,642	0
Nancy A. Gillett	Charles River Laboratories, Inc. Pension Plan	8.0	108,493	0
David P. Johst	Charles River Laboratories, Inc. Pension Plan	17.0	528,583	0

(1)
The maximum years of credited service under the Charles River Laboratories, Inc. Pension Plan is 40 years.

(2)
The present value of accumulated benefits disclosed is based on the assumptions used in the Company's financial statement disclosures relating to the U.S. Pension Plan including a discount rate of 5.50% and mortality in accordance with the RP-2000 Mortality Table for 2010 (as prescribed by Treasury regulation 1.430(h)(3)-1). The amounts reflected in this column include the frozen supplemental benefit amounts referred to in the description of the Pension Plan above. Also, for administrative efficiency, the amounts set forth in this table are for, and as of, the calendar year ended December 31, 2010 as opposed to our fiscal year end December 25, 2010. The Company believes there is no material difference between the amounts actually reported and the amounts that would have been reported if we had used a December 25, 2010 date instead. The normal form of payment under the U.S. Pension Plan is a straight life annuity.

2010 Nonqualified Deferred Compensation

        In 2006, the Company established the Charles River Laboratories Deferred Compensation Plan (Deferred Compensation Plan) for certain eligible employees, including its named executives. Under the Deferred Compensation Plan, participants may elect to defer bonus and salary amounts, and may select the investment returns to be applied to deferred amounts from among a menu of referenced mutual funds as well as an interest crediting rate.

        The plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974. Participants must specify the distribution date for deferred amounts at the time of deferral, in accordance with applicable IRS regulations. Generally, amounts may be paid in lump sum or installments upon retirement or termination of employment, or later if the employee terminates employment after age 55 and before age 65. Amounts may also be distributed during employment, subject to a minimum deferral requirement of three years.

        In addition to the Deferred Compensation Plan, certain officers and key employees of the Company also participate, or in the past participated, in the Company's amended and restated Executive Supplemental Life Insurance Retirement Plan, or ESLIRP, which is a non-funded, non-qualified arrangement. Annual benefits under this plan equal a percentage of the average of the highest five consecutive years of compensation, offset by amounts payable under the Charles River Laboratories, Inc. Pension Plan and Social Security. The age-based percentages are 46% at age 59, and up to 55% at age 62 and over. The normal retirement age is 62. Eligible spouses (married one year or longer at the executive's retirement date) receive survivor benefits at a rate of 100% of the benefit paid to the executives during the first 15 years following retirement and at the rate of 50% thereafter. Executive officer participants vest as to 50% of the total benefit after five years of service with a 10% incremental increase in vesting percentage for each year thereafter. The total ESLIRP benefit will be offset by the Charles River Laboratories, Inc. Pension Plan and Social Security.

        In connection with the establishment of the Deferred Compensation Plan, current active employees who agreed to convert their accrued ESLIRP benefit to a comparable deferred compensation benefit discontinued their direct participation in the ESLIRP. Instead, the present values of the accrued benefits of ESLIRP participants were credited to their Deferred Compensation Plan accounts, and future ESLIRP accruals will now be converted to present values and credited to their Deferred Compensation Plan accounts annually. Messrs. Foster, Ackerman and Johst were participants in the ESLIRP. Upon the adoption of the Deferred Compensation Plan, the value of their accrued ESLIRP benefits, after adjustments for outstanding Medicare taxes, were credited to their Deferred Compensation Plan account balances as follows: Mr. Foster: $6,506,049, Mr. Ackerman: $1,697,380, and Mr. Johst: $1,245,235.

        In addition, the Company provides certain active employees, including Drs. Gillett and Molho, an annual contribution into their Deferred Compensation Plan account of 10% of the employee's base salary plus the lesser of (1) their target annual bonus or (2) actual annual bonus. The credited amounts for Dr. Gillett and Dr. Molho vest in 1/4 increments annually over a four-year period.

        Separately, the Deferred Compensation Plan provides certain senior executives, including the named executives, with a pre-retirement life insurance death benefit equal to four times the sum of (1) their base annual salary plus (2) their target bonus amounts, less $50,000. For total life insurance amounts potentially payable to the named executive upon their termination of employment due to death, see the section of this Proxy Statement entitled "Executive Compensation and Related Information—Potential Payments Upon Termination or Change in Control."

        The following table sets forth, for each of our named executives, information regarding their participation in our Deferred Compensation Plan during 2010.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)(2)
James C. Foster	0	1,340,560	448,746	0	8,879,463
Thomas F. Ackerman	0	423,827	419,164	0	3,340,866
Nancy A. Gillett	0	43,718	10,091	0	309,856
David P. Johst	0	334,201	241,806	0	2,406,711
Davide A. Molho	0	0	0	0	0

(1)
For purposes of consistency, the amounts shown in this table include only those contributions, earnings, withdrawals, and distributions that occurred during calendar year 2010. Accordingly, amounts credited by the registrant with respect to compensation earned in the last fiscal year, but which are credited in 2011, have not been included in this table. However, these amounts (Mr. Foster, $0; Mr. Ackerman, $0; Dr. Gillett, $44,578; Mr. Johst, $5,284; and Dr. Molho, $44,109) have been included in the total compensation set forth in the Summary Compensation Table under the column entitled "All Other Compensation." As further discussed in the narrative above, the amounts set forth in the column entitled "Registrant Contributions in Last FY" represent the present value of the accrued benefits, after adjustments for outstanding Medicare taxes, which were credited to the named executives' Deferred Compensation Plan account balances. Also, for administrative efficiency, the amounts set forth in this table are for, and as of, the calendar year ended December 31, 2010 as opposed to our fiscal year end December 25, 2010. The Company believes there is no material difference between the amounts actually reported and the amounts that would have been reported if we had used a December 25, 2010 date instead.

(2)
The amounts listed under the column "Registrant Contributions in Last FY" in this table and in prior years have been reported as compensation in the Summary Compensation Table for previous years.

Potential Payments upon Termination or Change in Control

        The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the named executive's employment had terminated on December 25, 2010, given the named executive's compensation and service levels as of such date and, if applicable, based on the Company's closing stock price on that date. (Since our last trading day in fiscal 2010 was December 23, 2010, where applicable we have assumed a stock price of $35.70, the closing price on that date). Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company's stock price and the executive's age.

  Disability and Life Insurance

        Separate from the provisions of the Officer Separation Plan or the change in control agreements discussed below, the named executives may be entitled to disability or life insurance proceeds in the event of termination due to such events. For instance, in the event of termination of the named executives as a result of disability, disability insurance could provide, in line with our other employees, up to a maximum additional amount of 100% of salary for up to 26 weeks (short-term disability) and up to 60% of basic monthly earnings up to $25,000 per month (long-term disability). In the event of termination of the named executives as a result of death, additional life insurance payments could provide a maximum additional amount to the named executives' beneficiaries as follows: Mr. Foster, $7,739,760; Mr. Ackerman, $3,152.276; Dr. Gillett, $3,080,142; Mr. Johst, $3,492,276; and Dr. Molho, $2,448,066 (inclusive of amounts payable as a result of the pre-retirement death benefit pursuant to the Company's Deferred Compensation Plan). The total termination compensation described below does not include these amounts.

  Severance Plans

        Under the Company's Officer Separation Plan, a corporate officer whose employment is terminated by the Company for reasons other than cause, voluntary resignation, disability, early or normal retirement or death and who has not been offered a comparable position (as defined under the Officer Separation Plan) within the Company is entitled to receive a severance payment in accordance with the following table:

Years of Completed Company Service at Separation Date

	Less than 2 years	2 years to 5 years	5 years or more

Level:	Amount of Base Salary Pay Continuations:

Executive Vice President & above	One year	One year; additional 12 months mitigated severance	Two years
Senior Vice President	Six months	One year	One year; additional 12 months mitigated
Vice President	Six months	Six months; additional 6 months mitigated severance	One year

        During the period in which such officer receives Company-paid outsourcing support, the officer is entitled to receive the mitigated severance on a month-to-month basis (up to the maximum period set forth in the table above) to the extent the officer has not accepted an offer for full-time employment, advisory, consulting or other full-time work. Corporate Officers will be entitled to be paid accrued vacation time and unused paid time off. In addition, the Officer Separation Plan provides corporate officers with certain benefits continuing for the length of the severance payments (primarily health and welfare benefits), as well as reimbursement for specified outplacement services. Furthermore, corporate officers who are participants in the EICP Plan may be eligible for payouts in accordance with the terms and conditions of the EICP. Payments under the Officer Separation Plan are generally to be made bi-weekly (the Company's normal payroll cycle), although if any of the payments or entitlements would constitute deferred compensation in accordance with Section 409A of the Code that might subject the officer to additional tax, interest or penalties under Section 409A, then payment of such amounts will be delayed until the earlier of six months from the separation of service, or the officer's death. In exchange for these payments, the officer must execute a release agreement satisfactory to the Company that included, among other things, agreement not to compete with the Company or solicit Company employees for one year following his or her separation. The Officer Separation Plan is not applicable to any corporate officer who has entered into a written employment agreement providing for severance payments. Each of the named executives is a participant in this plan.

  Change in Control Agreements

        The Company has entered into change in control agreements with most of its corporate officers, including each of the named executives. These agreements provide such officer with severance and other benefits in the event their employment terminates under certain conditions during the term of the agreement and within one year following a "change in control" (as defined in the agreements). Each agreement has a term of three years, with automatic one-year extensions thereafter. Payments made to the corporate officer under the agreement will generally offset or reduce payments and benefits to which the officer may be entitled under any other severance plan or agreement with the Company (including the severance plans described above).

        The agreements provide that any options to acquire common stock of the Company awarded to the corporate officer under any stock option or other long-term incentive plan shall become fully exercisable upon the occurrence of the change in control. In addition, restrictions on any shares of restricted stock of the Company held by the corporate officer shall lapse upon the occurrence of the change in control.

        Each corporate officer covenants in his or her agreement that in the event of a change in control during the term of the agreement, he or she will remain in the employ of the Company after the change in control until the earliest of (1) six months after the date of the change in control, (2) termination by the corporate officer of his or her employment for "good reason" (as defined in the agreement) or by reason of death, disability or retirement, or (3) termination of the corporate officer's employment by the Company for any reason.

        If the employment of the corporate officer is terminated during the term of the agreement and on or before the first anniversary of a change in control (1) by the Company other than for "cause" (as defined in the agreement), death or disability, or (2) by the corporate officer for good reason, the corporate officer will be entitled to certain severance benefits, as follows:

  •
  a lump-sum cash severance payment equal to a multiple of three (Mr. Foster only) and two (all other named executives) times the sum of (1) the corporate officer's then annual base salary and (2) the corporate officer's target bonus for the fiscal year in which the termination occurs;

  •
  for those corporate officers at the Senior Vice President level and above, an additional payment to "gross-up" the corporate officer for any excise tax imposed by Section 4999 of the Code (provided that if the aggregate value of payments by the Company to or on behalf of the corporate officer is less than 315% of the "base amount" (as defined under §280G(b)(3) of the Code), the corporate officer will not be entitled to a "gross-up" and instead such payments shall be reduced to an amount equal to $1 less than 300% of the "base amount");

  •
  additional service credit of three years (Mr. Foster) and two years (all other named executives for pension purposes assuming a 4% increase in compensation for each year;

  •
  continuation of group medical benefits and certain other perquisites for a period of three years (Mr. Foster only) and two years (all other named executives); and

  •
  26 weeks of outplacement services (up to $50,000), and payment of legal fees incurred in connection with any termination of employment other than a termination by the Company for cause.

        If any of the payments or entitlements would constitute deferred compensation in accordance with Section 409A of the Code that might subject the named executive to additional tax, interest or penalties under Section 409A, then payment of such amounts will be delayed until the earlier of six months from the separation of service, or the named executive's death.

        A "change in control" is defined in each agreement as any one of the following: (1) the closing of the sale of all or substantially all of the Company's assets as an entirety to any person or related group of persons; (2) the merger or consolidation of the Company with or into another corporation or the merger or consolidation of another corporation with or into the Company or one of the Company's subsidiaries, such that immediately after such transaction the outstanding voting securities of the Company immediately prior to such transaction represent less than a majority of the total voting power of the outstanding voting securities of the entity surviving such merger or consolidation; (3) the closing of a transaction pursuant to which beneficial ownership of more than 50% of the Company's outstanding common stock (assuming the issuance of common stock upon conversion or exercise of all then exercisable conversion or purchase rights of holders of outstanding convertible securities, options, warrants, exchange rights and other rights to acquire common stock) is transferred to a single person or entity, or a "group" (within the meaning of Rule 13d-5(b)(l) of the Securities Exchange Act of 1934) of persons or entities, in a single transaction or a series of related transactions.

        Under the agreement, the term "cause" is defined as the (1) willful and continued failure of the corporate officer to perform his or her duties with the Company, (2) a substantial violation of the Company's Code of Business Conduct and Ethics (and any successor policy), (3) conviction of a felony or (4) engaging in conduct that violates the confidentiality provisions of the Agreement. "Good reason" is generally defined to include (1) situations such as the assignment to the corporate officer of duties inconsistent with his or her position or responsibility prior to the change in control, (2) a reduction in annual base salary (excluding across-the-board salary reductions affecting all senior executives), (3) failure to pay any portion of current compensation or deferred compensation when due after the expiration of a grace period (excluding across-the-board reductions or failures affecting all senior executives), (4) failure to maintain any compensation plan that is material to the corporate officer's total compensation, (5) failure to maintain material benefits that are substantially the same as those in effect when the change in control occurs, and (6) job relocations requiring the corporate officer to relocate more than 50 miles from the office where he or she is based.

        The chart below sets forth the amounts payable to each named executive in the event of termination absent a change in control, which is based upon the following assumptions:

Cash Severance—

  •
  Termination occurs on December 25, 2010 (last day of the fiscal year 2010).

  •
  We assumed that the full year's actual bonus was already earned by the named executive and paid for by the Company; therefore it was not included as a part of the cash severance payment. However, in actual practice, under the EICP Plan, employees who leave the Company prior to actual receipt of EICP awards forfeit the total bonus payment (except in instances of retirement, death or disability).

  •
  We have assumed that none of the named executives has accrued or unused vacation remaining at the time of termination.

Benefits Continuation—

  •
  In accordance with the Officer Separation Plan, the benefits continuation value for each named officer includes continuation of medical and dental coverage for the applicable severance period.

Retirement Plan Benefits—

  •
  The values reflect the total account balance in the Deferred Compensation Plans as of December 25, 2010 and the lump sum present value of the accrued benefits under the Company's Pension Plan as of December 25, 2010.

  •
  Benefits under these plans are currently vested and will automatically be paid upon any termination (disregarding any possible delay of payment as a result of compliance with Section 409A of the Code).

Other Benefits—

  •
  The Officer Separation Plan provides for professional outplacement services for all of the named executives. The values reflect the maximum cost of professional outplacement services equal to the lesser of (1) 15% of the executive's base salary and prior year's bonus paid or (2)(a) $75,000 (for executive vice presidents (or higher)) or (b) $50,000 (for senior vice presidents and vice presidents).

Equity—

  •
  In accordance with the 2007 Incentive Plan, as amended, the named executives are entitled to up to three months after termination to exercise any vested stock options. We have assumed that any unvested options or restricted stock after such time are forfeited.

Severance Payments Absent a Change-in-Control

Name	Cash Severance	Benefits and Supplemental Perquisites Continuation	Equity Value(1)	Retirement Plan Benefits	Other(2)	Total

James C. Foster

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$0	$10,090,210	$0	$10,090,210

Involuntary Termination—Not for Cause/Good Reason	$1,935,000	$29,646	$0	$10,090,210	$75,000	$12,129,856

Thomas F. Ackerman

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$0	$4,309,508	$0	$4,309,508

Involuntary Termination—Not for Cause/Good Reason	$927,140	$29,646	$0	$4,309,508	$69,536	$5,335,830

Nancy A. Gillett

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$0	$418,371	$0	$418,371

Involuntary Termination—Not for Cause/Good Reason	$905,924	$38,810	$0	$418,371	$67,944	$1,431,049

David P. Johst

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$0	$2,935,294	$0	$2,935,294

Involuntary Termination—Not for Cause/Good Reason	$1,027,140	$38,810	$0	$2,935,294	$75,000	$4,076,244

Davide A. Molho

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$0	$0	$0	$0

Involuntary Termination—Not for Cause/Good Reason	$816,020	$38,810	$0	$0	$74,822	$929,652

(1)
Equity value for death, disability and termination without cause and for Good Reason absent a change-in-control reflects the value of any unvested, but accelerated, stock options and restricted stock. In these termination situations, unvested awards do not accelerate.

(2)
Reflects maximum payment for professional outplacement services.

        The chart below sets forth the amounts payable to each named executive in the event of termination following a change in control, which is based upon the following assumptions:

Cash Severance—

  •
  A change-in-control is assumed to have occurred on December 25, 2010 (last day of the fiscal year 2010). However, no change-in-control actually occurred on the aforementioned date.

  •
  Termination occurs on December 25, 2010 (last day of the fiscal year 2010).

  •
  We assumed that the full year's actual bonus was already earned by the named executive and paid by the Company; therefore it was not included as a part of the cash severance payment. However, in actual practice, under the EICP Plan, employees who leave the Company prior to actual receipt of EICP awards forfeit the total bonus payment (except in instances of retirement, death or disability).

  •
  For purposes of determining the amount of the lump-sum cash severance payment equal to a multiple of three (Mr. Foster only) and two (all other named executives) times the sum of (1) the corporate officer's then annual base salary and (2) the corporate officer's target bonus for the fiscal year in which the termination occurs, we have assumed that the target bonus is the modified target bonus for fiscal 2010, as discussed in more detail in the section of this Proxy Statement entitled "Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Awards."

  •
  We have assumed that none of the named executives has any accrued or unused vacation remaining at the time of termination.

Benefits Continuation—

  •
  The benefits continuation value for each named officer includes 24-month continuation (36 for the CEO) of medical, dental, basic life/AD&D and long-term disability and other welfare-type benefits at the time of termination.

Retirement Plan Benefits—

  •
  In addition to the triggered benefits described above, the values reflect the total account balance of the Deferred Compensation Plans as of December 25, 2010 and the lump sum present value of the accrued benefits under the Pension Plan as of December 25, 2010.

  •
  Under the Pension Plan, no additional compensation for additional years' service credit has been added since the Pension Plan was frozen in 2008.

  •
  Benefits under these plans are vested and will automatically be paid upon any termination.

Equity—

  •
  The change-in-control agreements provide for full acceleration of all unvested equity awards upon a change-in-control. The values reflect the in-the-money value of all unvested stock options and the value of all unvested restricted stock. While this provision in the change-in-control agreements provides the named executives with contractual acceleration rights, we note that under each of the applicable stock option plans of the Company, including the 2007 and 2000 Incentive Plans, a change-in-control transaction will generally provide for automatic vesting and, if relevant, exercise of outstanding awards. Accordingly, the accelerated treatment applicable to the named executives' equity awards will apply equally to all of the Company's equity plan participants. This vesting feature, which is in our 2007 and 2000 Incentive Plans, both of which have been approved by our shareholders, is in place because we believe that utilizing a single event to vest awards provides a simple and certain approach for treatment of equity awards in a transaction that will likely result in the elimination or de-listing of our stock. This provision recognizes that such transactions have the potential to cause a significant disruption or change in employment relationships and thus treats all employees the same regardless of their employment status after the transaction. In addition, it provides our employee option and restricted stock holders with the same benefit as our other shareholders who are free to realize the value created at the time of the transaction by selling their equity.

Tax 280G Gross-up—

  •
  The change-in-control agreements for the named executives provide that the Company pays the 20% excise tax under Section 4999 of the Code for the executive, but only if the payments subject to the tax exceed the executive's five-year average W-2 taxable income by 15%. If the total severance payments do not exceed 15% of the safe harbor amount (three times the five-year average W-2 taxable income), payments are reduced to $1 less than the safe harbor limit.

  •
  Based on the totality of assumptions, in no case does the total severance payments to a named executive exceed the safe harbor amount by 15%.

Severance Payments Following a Change-in-Control

Name	Cash Severance	Benefits and Supplemental Perquisites Continuation	Equity Value(1)	Retirement Plan Benefits	Other(2)	Tax Gross-Up	Total

James C. Foster

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$5,384,296	$10,090,210	$0	$0	$15,474,506

Involuntary Termination (Severance)—Not for Cause/Good Reason	$5,079,375	$136,504	$5,384,296	$10,090,210	$50,000	$0	$20,740,385

Thomas F. Ackerman

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$1,779,892	$4,309,508	$0	$0	$6,089,400

Involuntary Termination (Severance)—Not for Cause/Good Reason	$1,413,889	$59,881	$1,779,892	$4,309,508	$50,000	$0	$7,613,169

Nancy A. Gillett

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$1,453,665	$418,371	$0	$0	$1,872,036

Involuntary Termination (Severance)—Not for Cause/Good Reason	$1,381,534	$58,678	$1,453,665	$418,371	$50,000	$0	$3,362,248

David P. Johst

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$1,995,520	$2,935,294	$0	$0	$4,930,814

Involuntary Termination (Severance)—Not for Cause/Good Reason	$1,566,389	$61,034	$1,995,520	$2,935,294	$50,000	$0	$6,608,237

Davide A. Molho

Disability, Death, Retirement, Voluntary Termination and For Cause Termination	$0	$0	$636,047	$0	$0	$0	$636,047

Involuntary Termination (Severance)—Not for Cause/Good Reason	$1,122,028	$47,528	$636,047	$0	$50,000	$0	$1,855,602

(1)
Equity value following a change-in-control reflects the value of all unvested stock options, restricted stock, restricted stock unit and performance awards, assuming all options, restricted stock outstanding as of the date of the change-in-control accelerate and become fully exercisable (using the Company's closing stock price on December 25, 2010 of $35.70).

(2)
Reflects maximum payment for professional outplacement services.

Related Person Transaction Policy

        The Company maintains a formal Related Person Transactions Policy (available on our website at www.criver.com under the "Investor Relations—Corporate Governance" caption) which is intended to promote the timely identification of transactions involving "related persons" (as such term is defined pursuant to SEC regulations) and to ensure we give appropriate consideration to any real or perceived conflicts in our commercial arrangements. The policy covers any financial transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships), including indebtedness and guarantees of indebtedness and transactions involving employment and similar relationships. The Board has designated the Audit Committee to oversee this policy.

        If a transaction qualifies as a related person transaction, the Audit Committee then considers all relevant facts and circumstances, including without limitation: commercial reasonableness of the terms; the benefit and perceived benefit, or lack thereof, to the Company; opportunity costs of alternate transactions; the materiality and character of the related person's direct or indirect interest; and the actual or apparent conflict of interest of the related person. The Committee will not approve or ratify a related person transaction unless it shall have determined that, upon consideration of all relevant information, the transaction is either (1) in the best interests of the Company and its shareholders or (2) is not inconsistent with the best interests of the Company and its shareholders.

        As of the date of this Proxy Statement, the Company is not aware of the existence of any related person transaction since the beginning of fiscal year 2010.

Compensation Committee Interlocks and Insider Participation

        During the 2010 fiscal year, at various times the Compensation Committee consisted of Drs. Chang and Milne, and Messrs. Reese, Rogers and Waltrip. None of these individuals has served as an officer or employee of the Company or any of its subsidiaries. The Company is not aware of any compensation committee interlocks.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002. During fiscal 2010, the Committee consisted of Messrs. Massaro, Chubb and Waltrip.

        The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. The Board of Directors has determined that Stephen D. Chubb and George E. Massaro are both Audit Committee financial experts. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 25, 2010, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 25, 2010, the quarterly financial statements and the annual and quarterly earnings press releases with management, which has primary responsibility for the financial statements and the earnings releases, and PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

  •
  Reviewed and discussed with management the requirements under Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and monitored the activity surrounding the compliance initiative of the Company's management and the audit-related activity of PricewaterhouseCoopers LLP.

  •
  Met with the Company's management, internal auditors and PricewaterhouseCoopers LLP, separately and together, with and without management present, to discuss the Company's financial reporting process and internal controls over financial reporting in addition to other matters required to be discussed by Public Company Accounting Oversight Board AU Section 380.

  •
  Reviewed with the independent auditor all services provided during 2010 and found no independence concerns and approved all work in advance of completion consistent with prescribed policy and procedures. In addition, the Audit Committee received written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by the

    Public Company Accounting Oversight Board. The Audit Committee further discussed with PricewaterhouseCoopers LLP their independence and acknowledged their independence.

  •
  Considered the status of taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

  •
  Evaluated the annual inspection report by the Public Company Accounting Oversight Board of PricewaterhouseCoopers LLP, and discussed the report with PricewaterhouseCoopers LLP. The Audit Committee also evaluated a report on PricewaterhouseCoopers LLP's quality controls, and discussed the report with them.

  •
  Monitored compliance with the policies and procedures for the engagement of the independent registered public accounting firm. The Committee engaged the independent registered public accounting firm only for certain services including audit, audit-related and specifically approved tax and other services.

  •
  Monitored compliance with the policy and procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls over financial reporting and auditing matters.

        Based on the Audit Committee's review of the audited financial statements, and representations made by and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2010 for filing with the Securities and Exchange Commission.

Mr. George E. Massaro (Chair) Mr. Stephen D. Chubb Mr. William H. Waltrip

        The foregoing report should not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, by any general statement incorporating by reference this Proxy Statement except to the extent that Charles River Laboratories specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

 OTHER MATTERS

Code of Business Conduct and Ethics

        All our employees and officers, including our Chief Executive Officer and Chief Financial Officer, and members of our Board of Directors, are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. This Code forms the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and an abiding belief in the importance of integrity of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

        Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics. Consistent with the Sarbanes-Oxley Act of 2002, we maintain procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        The full text of our Code of Business Conduct and Ethics is available on our website at www.criver.com, under the "Investor Relations—Corporate Governance" caption. We will disclose any future material amendments to the Code of Business Conduct and Ethics and any waivers granted to any director or officer within the period required following the date of such amendment or waiver on our website.

Shareholder Proposals for 2012 Proxy Statement

        Shareholders who wish to present proposals for inclusion in the Proxy Statement relating to the Company's Annual Meeting of Shareholders to be held in 2012 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible, shareholder proposals must be received by the Corporate Secretary of the Company no later than December 3, 2011.

        Under the Company's By-laws, if a shareholder wishes to present a proposal before the 2012 Annual Meeting separately from the Rule 14a-8 process, such shareholder must give written notice to the Corporate Secretary, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887. The Corporate Secretary must receive such notice not less than 90 days nor more than 120 days prior to May 10, 2012, provided that, if the 2012 Annual Meeting is not held within 30 days before or after May 10, 2012, then such nomination must be delivered to or mailed and received by the Corporate Secretary no later than the later of the close of business on the 70th day prior to May 10, 2012 or the close of business on the 10th day following the date on which public announcement of the date of the meeting is made by the Company.

Obtaining Additional Information about the Company

        The Notice of Meeting, this Proxy Statement, the enclosed proxy and the Company's Annual Report to Shareholders for the year ended December 25, 2010 are being mailed to shareholders on or about April 1, 2011. The Company's Annual Report to Shareholders includes a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2010 (other than exhibits thereto), as filed with the SEC. The Form 10-K provides additional information about the Company. Exhibits will be provided upon written request and payment of an appropriate processing fee. A copy of the Company's Annual Report on Form 10-K (with exhibits) for the year ended December 25, 2010 can also be found on the SEC website at www.sec.gov.

Certain Matters Relating to Proxy Materials and Annual Reports

        The Company satisfies SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company shareholders. This delivery method is referred to as "householding" and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple shareholders who share an address, unless contrary instructions were received from affected shareholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered shareholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Computershare Investor Services., P.O. Box 43078, Providence, RI 02940-3078, telephone 1-877-282-1168, website: http://www.computershare.com/investor. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your broker or bank.

Other Business

        The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By order of the Board of Directors: David P. Johst Corporate Secretary

Wilmington, Massachusetts
April 1, 2011

        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

 APPENDIX A

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS(1)
(dollars in thousands, except for per share data)

	Twelve Months Ended
	December 25, 2010	December 26, 2009	December 27, 2008
Net income (loss) attributable to common shareholders	$(336,669)	$114,441	$(524,505)
Less: Discontinued operations	8,012	(1,399)	(3,283)

Net income (loss) from continuing operations	(328,657)	113,042	(527,788)
Add back:
Amortization related to acquisitions	24,405	25,717	26,725
Severance related to cost-savings actions	16,504	16,344	—
Goodwill and asset impairments and other charges(2)	392,096	3,939	706,689
Adjustment of contingent consideration related to acquisitions	(4,335)	—	—
Operating losses for PCS Arkansas and PCS Massachusetts	13,387	3,988	—
Costs associated with the evaluation of acquisitions	8,319	3,246	1,125
WuXi PharmaTech termination fee	30,000	—	—
U.S. pension curtailment	—	—	(3,276)
Gain on sale of U.K. real estate	—	(839)	—
Writeoff of deferred financing costs related to debt extinguishment	4,542	—	—
Convertible debt accounting, net(3)	12,948	11,106	8,432
Deferred tax revaluation	—	—	763
Tax effect on amortization, severance, impairment and other charges	(59,274)	(22,228)	(15,970)
Massachusetts tax law change	—	—	1,897
Reduction of tax benefits—PCS Massachusetts	—	719	—
Repatriation tax expense (benefit) and other fees	15,689	(1,084)	(4,045)

Net income, excluding specified charges (Non-GAAP)	$125,624	$153,950	$194,552

Weighted average shares outstanding—Basic	62,561,294	65,366,319	67,273,748
Effect of dilutive securities:
2.25% senior convertible debentures	—	—	776,387
Stock options and contingently issued restricted stock	558,229	267,650	1,009,781
Warrants	—	1,926	87,420

Weighted average shares outstanding—Diluted	63,119,523	65,635,895	69,147,336

Basic earnings (loss) per share	$(5.38)	$1.75	$(7.80)
Diluted earnings (loss) per share	$(5.38)	$1.74	$(7.80)
Basic earnings per share, excluding specified charges (Non-GAAP)	$2.01	$2.36	$2.89
Diluted earnings per share, excluding specified charges (Non-GAAP)	$1.99	$2.35	$2.81

(1)
Solely for purposes of demonstrating executive compensation trends, this Proxy Statement contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude non-cash goodwill and other asset impairments in the fourth quarter of 2010, amortization of

A-1

  intangible assets and other charges related to our acquisitions, expenses associated with evaluating acquisitions (including costs related to the termination of the acquisition of WuXi PharmaTech (Caymans), Inc.), charges and operating losses attributable to our businesses we plan to close or divest (or have closed or divested), severance costs associated with our 2009 and 2010 cost-saving actions, tax expense (benefit) associated with the repatriation of cash into the United States, write-offs of deferred financing costs related to the extinguishment of debt, the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense, gains from the sale of U.K. real estate, the gain on the curtailment of our U.S. defined benefit plan in 2008, income from tax settlements related to our discontinued operations, charges in connection with a deferred tax revaluation, and the positive impact of adjustments to contingent consideration payable for earlier acquisitions. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Non-GAAP results also allow investors to compare the Company's operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this Proxy Statement are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this Proxy Statement to the most directly comparable GAAP financial measures are set forth in this table, and can also be found on the Company's website at ir.criver.com.

(2)
Reported results in 2010 primarily include goodwill and asset impairments associated with the Company's PCS business segment. Additionally, these amounts were reduced by $4.3 million to account for the portion of the asset impairment charge associated with the non-controlling interest in the company's PCS facility in China. Reported results in 2009 primarily include an asset impairment and costs associated with the Company's planned disposition of its PCS facility in Arkansas, as well as additional miscellaneous expenses. Reported results in 2008 primarily include a goodwill impairment related to the Company's PCS business segment, as well as asset impairments and other charged related to the sale of the Company's Vaccine business in Mexico and closure of the Company's RMS facility in Hungary; the disposition of and accelerated exit from the Company's PCS facility in Worcester, Massachusetts; severance costs related to cost-saving actions and advisory fees incurred in connection with repatriation of accumulated foreign earnings.

(3)
Reported results in 2010, 2009 and 2008 include the impact of new convertible debt accounting, which increased interest expense by $3.1 million, $11.9 million and $11.1 million, respectively; capitalized interest by $10,000, $990,000 and $2.78 million respectively; and depreciation expense by $53,000, $204,000 and $106,000 respectively.

A-2

Appendix B

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

2007 INCENTIVE PLAN

Originally adopted by the Board of Directors on March 22, 2007;

approved by the shareholders on May 8, 2007;

amended by the Board of Directors on February 13, 2009;

amended by the Compensation Committee of the Board of Directors on March 18, 2009;

re-approved by the shareholders on May 7, 2009

amended by the Board of Directors on March 22, 2011;

re-approved by the shareholders on May     , 2011.

1.             ADMINISTRATION

Subject to the express provisions of the Plan, the Administrator has the authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to implement the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant’s consent, alter the terms of the Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator has expressly reserved the right to do so. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

2.             LIMITS ON AWARDS UNDER THE PLAN

a.             NUMBER OF SHARES.  Subject to adjustments as provided in Section 5, the total number of shares of Stock subject to Awards granted under the Plan, in the aggregate, may not exceed 12,164,000 (the “Fungible Pool Limit”). Each share of Stock issued or to be issued in connection with any Full-Value Award shall be counted against the Fungible Pool Limit as 2.3 Fungible Pool Units. Stock Options, SARs and other Awards that do not deliver the full value at grant thereof of the underlying shares of Stock and that expire no more than seven (7)  years from the date of grant shall be counted against the Fungible Pool Limit as one (1.0) Fungible Pool Unit. (For these purposes, the number of shares of Stock taken into account with respect to a SAR shall be the number of shares of Stock underlying the SAR at grant (i.e., not the final number of shares of Stock delivered upon exercise of the SAR)). For purposes of the preceding sentence, shares that have been forfeited or cancelled in accordance with the terms of the applicable Award shall not be considered to have been delivered under the Plan, but shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an Award will be considered to have been delivered under the Plan. Any shares of Stock that again become available for grant pursuant to this Section 2(a) shall be added back to the pool of available shares.  For purposes of clarity, in calculating the number of shares of stock remaining under the Fungible Pool Limit, the Administrator will not increase the number of available Fungible Pool Units for shares of Stock delivered under an Award (i.e. previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes).  The Administrator shall determine the appropriate methodology for calculating the number of shares of Stock issued pursuant to the Plan.

b.             TYPE OF SHARES.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

c.             CERTAIN SHARE LIMITS.  The maximum number of shares of Stock for which Stock Options may be granted to any person annually from and after adoption of the Plan and prior to March 22, 2017, the maximum number of shares of Stock subject to SARs granted to any person annually during such period and the aggregate maximum number of shares of Stock subject to other Awards that may be delivered (or the value of which may be paid) to any person annually during such period shall each be 2,000,000. For purposes of the preceding sentence, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m), PROVIDED, no such repricing shall be permitted except in accordance with Section 4.a.(10) of this Plan. Each person eligible to participate in the Plan shall be eligible to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan. No Awards may be granted under the Plan after March 22 2017, but previously granted Awards may extend beyond that date.

d.             OTHER AWARD LIMITS.  No more than $3,000,000 may be paid to any individual with respect to any Cash Performance Award (other than an Award expressed in terms of shares of Stock or units representing Stock, which shall instead be subject to the limit set forth in Section 2.c. above). In applying the dollar limitation of the preceding sentence: (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount.

3.             ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

2

4.             RULES APPLICABLE TO AWARDS

a.             ALL AWARDS

(1)           TERMS OF AWARDS. All Awards of Stock Options and SARs granted hereunder shall have a term of not to exceed seven years from the date of grant.  The Administrator shall determine all other terms of all Awards subject to the limitations provided herein.

(2)           PERFORMANCE CRITERIA. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

(3)           ALTERNATIVE SETTLEMENT. The Company may at any time extinguish rights under an Award in exchange for payment in cash, Stock (subject to the limitations of Section 2) or other property on such terms as the Administrator determines, PROVIDED the holder of the Award consents to such exchange, PROVIDED FURTHER, no such exchange will be made where the cash, Stock or property to be received has a fair market value greater than the Award being extinguished, or where any such exchange would violate Section 4.a.(10) of this Plan.

(4)           TRANSFERABILITY OF AWARDS. Awards may not be transferred other than by will or by the laws of descent and distribution and during a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

(5)           VESTING, ETC. Without limiting the generality of Section 1, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless otherwise provided by Section 4.e with respect to Performance Awards or if the Administrator expressly provides otherwise:

(A)          immediately upon the cessation of a Participant’s employment or other service relationship with the Company and its Affiliates, all Awards (other than Stock Options and SARs) held by the Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to such cessation of employment or other service relationship will be forfeited if not then vested and, where exercisability is relevant, will cease to be exercisable;

(B)           except as provided in (C) and (D) below, all Stock Options and SARs held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the cessation of the Participant’s employment or other service relationship for reasons other than death, to the extent then exercisable, will remain exercisable for the

3

lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 4.a.(5), and shall thereupon terminate;

(C)           all Stock Options and SARs held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 4.a.(5), and shall thereupon terminate; and

(D)          all Stock Options and SARs held by a Participant (or by a permitted transferee of the Participant under Section 4.a.(4)) whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to result from reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.

Unless the Administrator expressly provides otherwise, a Participant’s “employment or other service relationship with the Company and its Affiliates” will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant’s employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

(6)           TAXES. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements. In no event shall Stock be tendered or held back by the Company in excess of the minimum amount required to be withheld for Federal, state, and local taxes. As provided in Section 2(a) of this Plan, in the event shares of Stock are held back from an Award in satisfaction of tax withholding requirements, such shares will nonetheless be considered to have been delivered under the Plan.

(7)           DIVIDEND EQUIVALENTS, ETC. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to any Full Value Award if and in such manner

4

as it deems appropriate.

(8)           RIGHTS LIMITED. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(9)           SECTION 162(m). The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), except as otherwise permitted by the regulations at Treas. Regs. Section 1.162-27: (i) the Administrator shall pre-establish in writing one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)); (ii) payment of the Award shall be conditioned upon prior certification by the Administrator that the Performance Criteria have been satisfied; and (iii) if the Performance Criteria with respect to the Award are not satisfied, no other Award shall be provided in substitution of the Performance Award. The provisions of this Section 6.a.(9) shall be construed in a manner that is consistent with the regulations under Section 162(m).

(10)         OPTION AND SAR REPRICING. Options and SARs may not be repriced, or replaced or repurchased for cash, without the approval of the shareholders of the Company.

b.             AWARDS REQUIRING EXERCISE

(1)           TIME AND MANNER OF EXERCISE. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award or adequate provision therefore, as set forth in Section 4(b)(3); and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising

5

the Award has the right to do so.

(2)           EXERCISE PRICE. The Administrator shall determine the exercise price of each Stock Option and SAR; PROVIDED, that each Stock Option and SAR must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option and SAR, determined as of the date of grant. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.

(3)           PAYMENT OF EXERCISE PRICE, IF ANY. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator (with the consent of the optionee of an ISO if permitted after the grant), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Award to the Company, payable on such terms as are specified by the Administrator, (iii) if the Stock is publicly traded, by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

(4)           GRANT OF STOCK OPTIONS. Each Stock Option awarded under the Plan shall be deemed to have been awarded as a non-ISO (and to have been so designated by its terms) unless the Administrator expressly provides for ISO treatment that the Stock Option is to be treated as an ISO.

c.             AWARDS NOT REQUIRING EXERCISE

Awards of Restricted Stock and Unrestricted Stock may be made in return for either (1) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (2) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

d.             AWARDS OF FULL-VALUE AWARDS

Notwithstanding Section 4(a)(5) of this Plan, (1) Full-Value Awards to Participants other than non-employee members of the Board of Directors that are not Performance Awards shall

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vest (i.e., become free of forfeiture restrictions) over a period of time at least three years or more from the date of grant, and (2) Full-Value Awards that are Performance Awards shall be subject to the attainment of Performance Criteria which require at least 12 months to achieve; PROVIDED, however that Full-Value Awards that aggregate not more than 5% of the number of shares reserved for issuance under the Plan may be awarded without the vesting requirements set forth in clauses (1) and (2).  For purposes of clarity, Full-Value Awards issued to non-employee members of the Board of Directors will not be included in determining whether the 5% threshold in the prior sentence has been achieved.

e.             PERFORMANCE AWARDS

Performance Awards may be granted to Participants as follows:

(1)      Prior to the grant of any Performance Award, the Administrator shall establish for each such award (i) performance levels at which 100% of the award shall be earned and a range (which need not be the same for all awards) within which greater and lesser percentages shall be earned and (ii) a performance period (which shall not be less than 12 months) which shall be determined at time of grant.

(2)       With respect to the performance levels to be established pursuant to paragraph 4.e.(1), the specific measures for each grant shall be established by the Administrator at the time of such grant. In creating these measures, the Administrator may establish the specific goals based upon or relating to any Performance Criteria (as defined below).

(3)       Except as otherwise provided in paragraph 4.e.(5), the percentage of each Performance Award to be distributed to an employee shall be determined by the Administrator on the basis of the performance levels established for such award and on the basis of individual performance in satisfaction of the Performance Award during such period. Any Performance Award, as determined and adjusted pursuant to this paragraph and paragraphs 4.e.(5-8) is herein referred to as a “Final Award”. No distribution of any Final Award (or portion thereof) shall be made if the minimum performance level applicable to the related Performance Award is not achieved during the applicable performance period or, unless otherwise determined by the Administrator, if the employment of the employee to whom the related Performance Award was granted shall terminate for any reason whatsoever (including death) within 12 months after the date the Performance Award was granted.

(4)      All Final Awards which have vested in accordance with the provisions of paragraphs 4.e.(5-10) shall be granted as soon as practicable following the end of the related vesting period. Final awards shall be granted in the form of Restricted Stock, Unrestricted Stock, Deferred Stock, Cash Performance Awards, or cash or any combination thereof, as the Administrator shall determine.

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(5)      Payment of any Final Award (or portion thereof) to an individual employee shall be subject to the continued rendering of services as an employee (unless this condition is waived by the Administrator).  If the Administrator shall determine that such employee has failed to satisfy such conditions precedent, all Performance Awards granted to such employee which have not become Final Awards, and all Final Awards which have not been paid pursuant to paragraph 4.e.(10) shall be immediately canceled. Upon termination of an employee’s employment other than by death (whether such termination is before or after a Performance Award shall have become a Final Award), the Administrator may, but shall not in any case be required to, waive the condition precedent of continuing to render services.

(6)      If, upon termination of an employee’s employment prior to the end of any performance period for a reason other than death, the Administrator shall determine to waive the condition precedent of continuing to render services as provided in paragraph 4.e.(5), the Performance Award granted to such employee with respect to such performance period shall be reduced pro rata based on the number of months remaining in the performance period after the month of such termination and such awards will be paid at the time they would have been paid absent an employment termination. The Final Award for such employee shall be determined by the Administrator (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved through the end of the performance period and (ii) in the discretion of the Administrator, on the basis of individual performance during the period prior to such termination. A qualifying leave of absence, determined in accordance with procedures established by the Administrator, shall not be deemed to be a termination of employment but, except as otherwise determined by the Administrator, the employee’s Performance Award will be reduced pro rata based on the number of months during which such person was on such leave of absence during the performance period. A Performance Award shall not vest during a leave of absence granted an employee for local, state, provincial, or federal government service.

(7)      Upon termination of an employee’s employment by reason of death prior to the end of any performance period, the Performance Award granted to such employee with respect to such performance period, except as otherwise provided in paragraph 4.e.(3), shall be reduced pro rata based on the number of months remaining in the performance period after the month of such employee’s death. The percentage of the reduced Performance Award to be distributed to such employee shall be determined by the Administrator (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved through the end of the fiscal year during which such employee died and (ii) in the discretion of the Administrator, on the basis of individual performance during the applicable period. Such Final Awards will immediately vest and be paid as promptly as practicable.

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(8)                      If an employee is promoted during the performance period with respect to any Performance Award, such Performance Award may, in the discretion of the Administrator, be increased to reflect such employee’s new responsibilities.

(9)                      Performance Awards that have become Final Awards may be subject to a vesting schedule established by the Administrator. Except as otherwise provided in this Plan, no Final Award (or portion thereof) subject to a vesting schedule shall be paid prior to vesting and the unpaid portion of any Final Award shall be subject to the provisions of paragraph 4.e.(5). The Administrator shall have the authority to modify a vesting schedule as may be necessary or appropriate in order to implement the purposes of this Plan.

(10)            No holder of a Performance Award shall have any rights to dividends or interest or other rights of a stockholder with respect to a Performance Award prior to such Performance Award’s becoming a Final Award.

(11)            To the extent that any employee, former employee, or any other person acquires a right to receive payments or distributions under this Plan with respect to a Performance Award, such right shall be no greater than the right of a general unsecured creditor of the Company. All payments and distributions to be made hereunder shall be paid from the general assets of the Company. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee, former employee, or any other person.

5.                                      EFFECT OF CERTAIN TRANSACTIONS

a.                                       MERGERS, ETC. Immediately prior to a Covered Transaction (other than an Excluded Transaction in which the outstanding Awards have been assumed or substituted for as provided below), all outstanding Awards shall vest and, if relevant, become exercisable, all Performance Criteria and other conditions to any Award shall be deemed satisfied (and with respect to any Performance Awards, satisfied to the extent that Final Awards with respect thereto shall have been deemed to have been awarded in accordance with Section 4.e (subject to the discretion of the Administrator as to the satisfaction of performance levels of the Performance Award)), and all deferrals measured by reference to or payable in shares of Stock shall be accelerated. Upon consummation of a Covered Transaction, all Awards then outstanding and requiring exercise or delivery shall terminate unless assumed by an acquiring or surviving entity or its affiliate as provided below.

In the event of a Covered Transaction, the Administrator may provide for substitute or replacement Awards from, or the assumption of Awards by, the acquiring or surviving entity or its affiliates on such terms as the Administrator determines.

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b.                                      CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

(1)                                  BASIC ADJUSTMENT PROVISIONS. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 2.a. and to the maximum share limits described in Section 2.c., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2)                                  CERTAIN OTHER ADJUSTMENTS. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 5.a. and 5.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; PROVIDED, that no such adjustment shall be made to the maximum share limits described in Section 2.c., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

(3)                                  CONTINUING APPLICATION OF PLAN TERMS. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 5.b.(1) or 5.b.(2) above.

6.                                      LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company’s counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

7.                                      AMENDMENT AND TERMINATION

Subject to the last sentence of Section 1, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or

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may at any time terminate the Plan as to any further grants of Awards; PROVIDED, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required under the rules of the New York Stock Exchange (which includes any “material revision” as defined under the rules of the New York Stock Exchange) or in order for the Plan to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m).

8.                                      NON-LIMITATION OF THE COMPANY’S RIGHTS

The existence of the Plan or the grant of any Award shall not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

9.                                      GOVERNING LAW

The Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts without reference to principles of conflicts of laws.

10.                               DEFINED TERMS.

The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

“ADMINISTRATOR”: The Board or, if one or more has been appointed, the Committee. With respect to ministerial tasks deemed appropriate by the Board or Committee, the term “Administrator” shall also include such persons (including Employees) to whom the Board or Committee shall have delegated such tasks.

“AFFILIATE”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“AWARD”: Any or a combination of the following (which shall include any Final Award with respect to the following):

(i)                                     Stock Options.

(ii)                                  SARs.

(iii)                               Restricted Stock.

(iv)                              Unrestricted Stock.

(v)                                 Deferred Stock.

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(vi)                              Cash Performance Awards.

(vii)                           Other Performance Awards.

(viii)                        Grants of cash made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

“BOARD”: The Board of Directors of the Company.

“CASH PERFORMANCE AWARD”: A Performance Award payable in cash. The right of the Company under Section 4.a.(3) (subject to the consent of the holder of the Award as therein provided) to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

“CODE”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“COMMITTEE”: One or more committees of the Board (including any subcommittee thereof) appointed or authorized to make Awards and otherwise to administer the Plan. In the case of Awards granted to executive officers of the Company, except as otherwise permitted by the regulations at Treas. Regs. Section 1.162-27, the Committee shall be comprised solely of two or more outside directors within the meaning of Section 162(m).

“COMPANY”: Charles River Laboratories International, Inc.

“COVERED TRANSACTION”: Any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in any individual, entity or “group” (within the meaning of section 13(d) of the Securities Exchange Act of 1934) acquiring the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) directly or indirectly of more than 50% of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.

“DEFERRED STOCK”: A promise to deliver Stock or other securities in the future on specified terms.

“EMPLOYEE”: Any person who is employed by the Company or an Affiliate.

“EXCLUDED TRANSACTION”: A Covered Transaction in which

(i)                                     the shares of common stock of the Company or the voting securities of the

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Company entitled to vote generally in the election of directors are acquired directly from the Company; or

(ii)                                  the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(iii)                               (a) the beneficial owners of the outstanding shares of common stock of the Company, and of the securities of the Company entitled to vote generally in the election of directors, immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportions immediately following such transaction more than 50% of the outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) resulting from such transaction and (b) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors at the time of the execution of the initial agreement, or of the action of the Board, authorizing such transaction.

“FULL-VALUE AWARD”: an Award other than an Option or SAR, and which is settled by the issuance of shares of Stock or the value of the stated number of shares in cash.

“FUNGIBLE POOL UNIT”: the measuring unit used for purposes of the Plan, as specified in Section 2, to determine the number of Shares which may be subject to Awards hereunder, which shall consist of Shares in the proportions (ranging from 1.0  to 2.3) as set forth in Section 2(a).

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

“PARTICIPANT”: An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

“PERFORMANCE AWARD”: An Award subject to Performance Criteria (including any Award that is a Final Award distributed in satisfaction of the vesting of a Performance Award that was subject to Performance Criteria).

“PERFORMANCE CRITERIA”: Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception

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under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

“PLAN”: The Charles River Laboratories International, Inc. 2007 Incentive Plan as from time to time amended and in effect.

“PREEXISTING PLANS”: Any plan of the Company or its predecessors in existence at or prior to March 22, 2007 under which equity, equity-based or performance cash awards were granted, including, without limitation, the following: (1) Charles River Laboratories International, Inc. 2000 Incentive Plan; (2) Charles River Laboratories Holdings, Inc. 1999 Management Incentive Plan; and (3) Charles River Laboratories International, Inc. 2000 Directors Stock Plan.  For the purposes of this definition, “preexisting plans” shall not refer to the Company’s Executive Incentive Compensation Plan (EICP).

“RESTRICTED STOCK”: An Award of Stock subject to restrictions requiring that such Stock be redelivered to the Company if specified conditions are not satisfied.

“SECTION 162(m)”: Section 162(m) of the Code.

“SARS”: Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

“STOCK”: Common Stock of the Company.

“STOCK OPTIONS”: Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

“UNRESTRICTED STOCK”: An Award of Stock not subject to any restrictions under the

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Plan.

11.                               SECTION 409A OF THE CODE

To the extent applicable, the Plan is intended to comply with Section 409A of the Code and the Administrator shall interpret and administer the Plan in accordance therewith.  In addition, any provision in this Plan document that is determined to violate the requirements of Section 409A shall be void and without effect.  In addition, any provision that is required to appear in this Plan document that is not expressly set forth shall be deemed to be set forth herein, and such Plan shall be administered in all respects as if such provisions were expressly set forth.  The Administrator shall have the authority unilaterally to accelerate or delay a payment to which the holder of any Award may be entitled to the extent necessary or desirable to comply with, or avoid adverse consequences under, Section 409A.

12.                               EFFECTIVE DATE OF THE PLAN

The Plan shall be effective as of the date of its approval by the Board, subject to its approval by the stockholders of the Company.

13.                               AWARDS UNDER PREEXISTING PLANS

Upon approval of the Plan by stockholders of the Company as contemplated under Section 12, no further awards shall be granted under the Preexisting Plans; PROVIDED, however, that any shares that have been forfeited or cancelled in accordance with the terms of the applicable award under a Preexisting Plan may be subsequently again awarded in accordance with the terms of such Preexisting Plan.

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NNNNNNNNN NNNNNNN MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNNNNN C 1234567890 J N T 1 1 3 2 7 7 1 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK C123456789 MMMMMMMMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01B3MA 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2, 3 and 5 and 1 YR on Proposal 4. Annual Meeting Proxy Card For Against Abstain 2. Proposal to approve an amendment to the Company’s 2007 Incentive Plan to increase the Number of Shares of Common Stock for Issuance thereunder from 8,800,000 to 12,164,000. 4. Say When on Pay - An advisory vote on the approval of the frequency of shareholder votes on executive compensation. For Against Abstain For Against Abstain 3. Say on Pay - An advisory vote on the approval of executive compensation. 5. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011. 01 - James C. Foster 04 - Deborah T. Kochevar 07 - C. Richard Reese 02 - Robert J. Bertolini 05 - George E. Massaro 08 - Samuel O. Thier 03 - Stephen D. Chubb 06 - George M. Milne, Jr. 09 - Richard F. Wallman 1. Election of Directors: For Withhold For Withhold 10 - William H. Waltrip For Withhold 1 Yr 2 Yrs 3 Yrs Abstain IMPORTANT ANNUAL MEETING INFORMATION

+ + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD. PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 251 Ballardvale Street Wilmington, MA 01887 (781) 222-6000 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — MAY 10, 2011 THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF CHARLES RIVER LABORATORIES INTERNATIONAL, INC. The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement in connection with the Annual Meeting of Shareholders to be held at 8:30 a.m. on Tuesday, May 10, 2011 at Charles River Laboratories International, Inc., 181 Ballardvale Street, Wilmington, MA 01887 and hereby appoints James C. Foster, Thomas F. Ackerman and David P. Johst, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Charles River Laboratories International, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 2011 Annual Meeting of Shareholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy. This Proxy may be revoked by the person giving it any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any shareholder who has executed a Proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her Proxy as described in the preceding sentence. This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR all director nominees, FOR Proposals 2, 3 and 5 and 1 YR for Proposal 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. CONTINUED AND TO BE SIGNED ON REVERSE SIDE Proxy — CHARLES RIVER LABORATORIES INTERNATIONAL, INC. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. C Non-Voting Items

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be Held on May 10, 2011
GENERAL INFORMATION
PROPOSAL ONE ELECTION OF DIRECTORS
NOMINEES FOR DIRECTORS
2010 Director Compensation
PROPOSAL TWO APPROVAL OF AMENDMENT TO THE 2007 INCENTIVE PLAN
2007 Incentive Plan (amended)
PROPOSAL THREE—ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL FOUR—ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL FIVE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BENEFICIAL OWNERSHIP OF SECURITIES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
2010 Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal 2010 Year-End
2010 Option Exercises and Stock Vested
2010 Pension Benefits
2010 Nonqualified Deferred Compensation
Potential Payments upon Termination or Change in Control
REPORT OF THE AUDIT COMMITTEE
OTHER MATTERS
  APPENDIX A
CHARLES RIVER LABORATORIES INTERNATIONAL, INC. RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS(1) (dollars in thousands, except for per share data)